5108218-8 PANSEND LIFE SCIENCES, LLC THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF November 21, 2019 Exhibit 10.32

i 5108218-8 Table of Contents ARTICLE I Definitions ........................................................................................................ 1 Section 1.1 Definitions ..................................................................................................... 1 Section 1.2 Terms Generally; Construction ..................................................................... 15 ARTICLE II General Provisions .......................................................................................... 16 Section 2.1 Formation ..................................................................................................... 16 Section 2.2 Name ........................................................................................................... 16 Section 2.3 Term ............................................................................................................ 16 Section 2.4 Purpose; Powers ........................................................................................... 16 Section 2.5 Place of Business; Registered Office and Registered Agent .......................... 16 ARTICLE III Members ......................................................................................................... 17 Section 3.1 Name and Address ....................................................................................... 17 Section 3.2 Limitation of Liability .................................................................................. 17 Section 3.3 Liability of a Member to the Company ......................................................... 17 Section 3.4 Action by Members Without a Meeting ........................................................ 17 Section 3.5 Certain Duties and Obligations of the Members............................................ 17 Section 3.6 Confidentiality ............................................................................................. 19 ARTICLE IV Management and Operation of the Company ................................................... 19 Section 4.1 Appointment, Resignation and Removal of the Manager .............................. 19 Section 4.2 General Responsibilities of the Manager ...................................................... 20 Section 4.3 Budget.......................................................................................................... 20 Section 4.4 Additional Specified Rights of the Members ................................................ 20 Section 4.5 Officers and Authorized Persons .................................................................. 21 ARTICLE V Profit Units and Capital Contributions ............................................................. 22 Section 5.1 Profit Units of the Company ......................................................................... 22 Section 5.2 Capital Contributions ................................................................................... 23 Section 5.3 Priority and Return of Capital ....................................................................... 23 Section 5.4 Withdrawal or Reduction of Capital Contributions ....................................... 24 Section 5.5 Capital Accounts .......................................................................................... 24 Section 5.6 Transfers ...................................................................................................... 24 Section 5.7 Deficit Capital Account ................................................................................ 24 Section 5.8 Modifications ............................................................................................... 24 ARTICLE VI Allocations; Distributions ................................................................................ 24 Section 6.1 Allocations of Profits and Losses.................................................................. 24 Section 6.2 Required Special Allocations........................................................................ 25 Section 6.3 Tax Allocations; Code Section 704(c) .......................................................... 25 Section 6.4 Distributions................................................................................................. 26 Section 6.5 Other Distribution Rules ............................................................................... 27 Section 6.6 Tax Distributions .......................................................................................... 27 Section 6.7 [Intentionally Omitted] ................................................................................. 28 Section 6.8 Offset ........................................................................................................... 29

ii 5108218-8 Section 6.9 Interest on and Return of Capital Contributions ............................................ 29 ARTICLE VII Taxes; Books and Records; Information .......................................................... 29 Section 7.1 Tax Filings, Elections and Cooperation ........................................................ 29 Section 7.2 Partnership Representative ........................................................................... 31 Section 7.3 Tax Matters Partner for Transition Years ...................................................... 32 Section 7.4 Survival ........................................................................................................ 33 Section 7.5 General Accounting Matters ......................................................................... 33 Section 7.6 Information .................................................................................................. 34 Section 7.7 Compliance .................................................................................................. 34 Section 7.8 Bank Accounts ............................................................................................. 35 Section 7.9 Accounting Period ........................................................................................ 35 ARTICLE VIII Dissolution ...................................................................................................... 35 Section 8.1 Dissolution ................................................................................................... 35 Section 8.2 Winding-up .................................................................................................. 35 Section 8.3 Final Distribution ......................................................................................... 35 Section 8.4 Termination .................................................................................................. 36 Section 8.5 Claims of the Members ................................................................................ 36 ARTICLE IX Transfer of Members’ Interests........................................................................ 36 Section 9.1 Restrictions on Transfer of Company Interests ............................................. 36 Section 9.2 Other Transfer Provisions ............................................................................. 37 Section 9.3 Drag-Along Rights ....................................................................................... 37 Section 9.4 Tag-Along Rights ......................................................................................... 38 ARTICLE X Miscellaneous ................................................................................................. 40 Section 10.1 Representations and Covenants by the Members .......................................... 40 Section 10.2 Arbitration.................................................................................................... 41 Section 10.3 Equitable Relief............................................................................................ 42 Section 10.4 Governing Law ............................................................................................ 42 Section 10.5 Successors and Assigns ................................................................................ 42 Section 10.6 Notices ......................................................................................................... 42 Section 10.7 Counterparts ................................................................................................. 42 Section 10.8 Entire Agreement ......................................................................................... 42 Section 10.9 Amendments ................................................................................................ 43 Section 10.10 Waivers ........................................................................................................ 43 Section 10.11 Severability .................................................................................................. 43 Section 10.12 No Partition .................................................................................................. 43 Section 10.13 Exhibits and Schedules ................................................................................. 43 Section 10.14 Further Action .............................................................................................. 43 Section 10.15 Cumulative Remedies; Prevailing Party ........................................................ 43 Section 10.16 Rules of Construction ................................................................................... 43 Section 10.17 No Third Party Beneficiaries ........................................................................ 44 Section 10.18 Time of the Essence ..................................................................................... 44

iii 5108218-8 SCHEDULES Annex A Individual Members Schedule 3.1 Members; Capital Contributions; Profit Units Schedule 4.5(c) Initial Officers

5108218-8 THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”) OF PANSEND LIFE SCIENCES, LLC (the “Company”), dated as of November 21, 2019, by and among HC2 Holdings 2, Inc., a Delaware corporation (“HC2”) and the individuals listed on Annex A hereto (together with HC2, each a “Member” and, collectively, the “Members”). Preliminary Statement WHEREAS, the Company was formed as a Delaware limited liability company pursuant to the filing of a Certificate of Formation in the office of the Secretary of State of the State of Delaware on February 14, 2014 (the “Certificate”); WHEREAS, the Members entered into an Amended and Restated Limited Liability Company Agreement of the Company dated as of February 25, 2014 (the “Original Agreement”); WHEREAS, prior to September 2016, the Members discovered that the Original Agreement contained certain scrivener’s errors as to material terms; WHEREAS on or about September 2016, the Members, having discovered such scrivener’s errors, agreed that the Original Agreement was thereafter deemed amended to correct such errors; WHEREAS, the Members entered into a Second Amended and Restated Limited Liability Company Agreement of the Company dated as of September 20, 2017 (the “Second A&R Agreement”) to, among other things, memorialize such amendments; and WHEREAS, the Members desire to further modify and refine the rights and obligations of the Members as set forth herein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound, hereby agree that the Second A&R Agreement is hereby amended and restated in its entirety as follows: Agreement ARTICLE I Definitions Section 1.1 Definitions. The following terms shall have the following meanings for purposes of this Agreement: “AAA” has the meaning given in Section 10.2(b). “Acceptance Notice” has the meaning given in Section 9.4(a).

2 5108218-8 “Affiliate” means, with respect to any Person, (i) any other person who Controls, is Controlled by or is under common Control with such person, (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above, or (iii) any immediate family member of any Person specified in clause (i), (ii) or (iii) above. Notwithstanding the foregoing, (i) neither the Company nor any Subsidiary shall be deemed to be an Affiliate of any Member for any purposes of this Agreement; and (ii) Harbinger Group Inc. and its Affiliates shall be considered Affiliates of HC2 and its Affiliates and vice versa. For purposes of this definition, an “immediate family member” of any individual means (a) such individual’s spouse; (b) such individual’s children and other lineal descendants (in each of the foregoing cases, whether by birth or adoption); (c) any trust for the benefit of any of the foregoing individuals; and (d) any entity 100% of which is beneficially owned by any one or more of the foregoing individuals (e.g., a so-called “family limited partnership”). “Agreement” has the meaning given in the preamble. “Authorized Person” has the meaning given in Section 4.5(a). “Available Cash” means the sum of (a) any cash receipts or other proceeds of the Company during such period from all sources other than Capital Contributions and (b) any reduction in Reserves previously established from such receipts; less any additions to Reserves from such receipts. The Manager shall have the discretion (acting in good faith) to determine, for purposes of Section 6.4(b)(vi), whether any Available Cash results from or is derived from or attributable to BeneVir and its determination thereof shall be determinative and final. “Book Basis” means, with respect to any asset of the Company, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Book Basis of any asset contributed by a Member to the Company shall be the gross fair market value of such asset. (ii) The Book Basis of the Company Assets shall be adjusted to equal their respective gross fair market values if the Manager reasonably determines to restate Capital Accounts in accordance with the Regulations. (iii) The Book Basis of any item of Company Assets distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as reasonably determined by the Manager. (iv) The Book Basis of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m) and subparagraphs (vi) of the definitions of “Net Profits” and “Net Losses” herein; provided, however, that Book Basis shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is made

3 5108218-8 by the Manager or is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Book Basis of an asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Book Basis shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses. “Budget” has the meaning given in Section 4.3. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are closed for commercial banking business. “Capital Account” means, when used with respect to any Member, the capital account maintained for such Member in accordance with Section 5.5 hereof, as such capital account may be increased or decreased from time to time pursuant to the provisions of Section 5.5. “Capital Contributions” means the amount of money and/or the agreed upon fair market value of property contributed to the Company by a Member or its predecessor in interest on the date of contribution and shall include the contributions of such Member made pursuant to Section 5.1. “Cause” means, with respect to DP or CEP, the meaning ascribed to such term in his or her employment agreement with the Employer. “Cause Event” means, with respect to DP or CEP, the termination of his or her employment by the Employer at any time as a result of a termination for Cause. “CEP” means Cherine Eldumiati Plumaker. “Certificate” has the meaning given in the preliminary statement. “Change of Control” means, with respect to any Person (the “Subject Person”), any transaction or series of related transactions as a result of which any other Person or group, directly or indirectly, becomes the “beneficial owner” (as such term is defined in Section 13d-3 of the Exchange Act) of more than 50% of the total voting power of such Subject Person. “Class A Profit Unit” means any unit designated as such on Schedule 3.1 hereto. “Class B Profit Unit” means any unit designated as such on Schedule 3.1 hereto. “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. “Company” has the meaning given in the caption to this Agreement.

4 5108218-8 “Company Assets” means any and all real property, personal property and other assets directly or indirectly owned by the Company or any Subsidiary. “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Regulation § 1.704-2(b)(2) and Regulation § 1.704-2(d). “Company Nonrecourse Debt” has the meaning given the term “nonrecourse liability” in Regulation § 1.752-1(a)(2). “Company Nonrecourse Deductions” has the meaning given the term “nonrecourse deductions” in Regulation § 1.704-2(b)(1) and Regulation § 1.704-2(b)(2). The amount of Company Nonrecourse Deductions for a Fiscal Year is determined in accordance with Regulation § 1.704-2(c). “Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the Person in question (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such taxable year, except that if the Book Basis of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Basis as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Book Basis using any reasonable method selected by the Manager. “Disability” means, with respect to DP or CEP, the meaning ascribed to such term in his or her employment agreement with the Employer. “Distribution” means any cash or other assets distributed to a Member, in such person’s capacity as a Member, by the Company. “Distribution Event” means any monetization, recapitalization, distribution, redemption, repurchase, dividend or other action with respect to a Portfolio Company resulting in the receipt of proceeds by the Company, including but not limited to any royalty or milestone payments. “DP” means David Present. “Drag-Along Sale” means (i) any sale of a majority of all interests to any Person (or group of Persons) who is not an Affiliate of HC2, (ii) any merger, consolidation or other combination of the Company with any Person (or group of Persons) who is not an Affiliate of HC2, if the Members, as determined immediately prior to the relevant

5 5108218-8 transaction, would own less than fifty percent (50%) (as measured immediately after the consummation of the relevant transaction in terms of either voting power or fair market value) of the equity interests of the surviving Person; or (iii) any sale or exchange of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (or group of Persons) who is not an Affiliate of HC2. “Employer” means the Company or any Affiliate of the Company that employs DP or CEP in respect of services provided for the benefit of the Company. “Employment Agreement” has the meaning given in Section 4.5(c). “Equity Value” has the meaning given in Section 9.4(c). “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Expense Account” means, as determined with respect to HC2, as of the September 20, 2017, an amount equal to $5,787,619.10. From and after such date, the Expense Account shall be increased by Expense Account Contributions, and shall be reduced by the aggregate Distributions under Section 6.4(b)(iii)(A)(1). “Expense Account Contribution” means a Capital Contribution, including any amounts deemed to be Capital Contributions pursuant to Section 5.2(b), that is not an Investment Contribution. “Expense Account Preferred Return” means, as determined with respect to HC2’s Expense Account and any Expense Account Contributions made by HC2 from and after the Second A&R Agreement Effective Date, an amount, if any (but not less than zero), that, when combined with all prior distributions made to HC2 pursuant to Section 6.4(b)(iii)(A)(2), yields a cumulative return of seven percent (7%) per annum compounded quarterly on HC2’s unreturned Expense Account and unpaid Expense Account Preferred Return. “Fair Market Value” means an amount equal to the fair market value of a Member’s Interest with respect to a purchase under Section 5.1(d), determined as follows: (v) The Manager shall propose in writing a fair market value of the Member’s Interest, (A) based on the total value of the Company that would be obtained from a sale between a willing seller and a willing unaffiliated third party purchaser in an arms’ length transaction, (B) using standard valuation techniques and (C) without regard to any illiquidity or minority interest discount (collectively, the “Fair Market Value Determination Principles”). (vi) The Member holding such Interest shall be entitled to dispute the Manager’s determination of the fair market value of such Member’s Interest by giving written notice to the Company within five (5) Business Days of receipt of the Manager’s proposal described in clause (i) above. If such Member agrees in writing with the Manager’s determination of the fair market value of such Member’s Interest or does not

6 5108218-8 provide timely written notice of a dispute, such value shall be final, binding and non- appealable. (vii) In the event of a dispute, the Manager and such Member disputing the Manager’s proposed valuation shall meet promptly to discuss any concerns and to negotiate in good faith with the objective of reaching an amicable resolution of such disagreement. If the Manager and such Member are unable to reach an amicable resolution of their disagreement within thirty (30) Business Days of the Member’s receipt of the Manager’s proposal described in clause (i) above (the “FMV Resolution Period”), the Manager and the Member shall mutually select an independent appraisal firm of nationally recognized reputation; provided, however, that if the Manager and the Member fail or are unable to agree upon a mutually acceptable independent appraisal firm within fifteen (15) Business Days following the FMV Resolution Period, the Manager and the Member shall each, at its own cost and expense, promptly retain an independent appraisal firm of nationally recognized reputation, which two firms shall, in turn, select a third independent appraisal firm of nationally recognized reputation (any firm selected pursuant to this clause (iii), the “FMV Appraiser”). The FMV Appraiser shall be retained by the Company at its own cost and expense; provided, however, in the event that the fair market value of the Member’s Interest as determined by the FMV Appraiser represents less than a ten percent (10%) increase above the fair market value as proposed by the Manager pursuant to clause (i) above, the Member shall pay or reimburse the Company for the full cost and expense of the FMV Appraiser. (viii) The FMV Appraiser shall be required to use its reasonable best efforts to complete its valuation work within ninety (90) Business Days of being retained. The FMV Appraiser shall determine the fair market value of the Member’s Interest using the Fair Market Value Determination Principles and the FMV Appraiser’s determination shall be final, binding and non-appealable absent manifest error. “Fiscal Year” means, unless determined otherwise by the Manager, the twelve month period ending on December 31 of each year, except that the first Fiscal Year shall begin on the date of formation of the Company and shall end on December 31, 2014. “Full Year Fund” means an amount of cash reasonably required by the Company to fund all Company salaries and other overhead costs for a one-year period, based on the Budget for such one-year period. “Good Reason” means, with respect to DP or CEP, the meaning ascribed to such term in his or her employment agreement with the Employer. “Governmental Entity” means any court, tribunal, department, body, board, bureau, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, including any stock exchange or other regulatory authority. “HC2” has the meaning given in the caption to this Agreement.

7 5108218-8 “HC2 Sale” means a Transfer by HC2 of its entire Interest, provided, however, that any Change of Control of HC2 shall not constitute a Transfer (or “HC2 Sale”) for purposes hereof. “HC2 Transfer” has the meaning given in Section 9.4(a). “In-Kind Value” means an amount equal to fair market value of an in-kind interest, determined as follows: (ix) The Manager shall propose in writing a fair market value of the in-kind interest, (A) based on the total value of the Company that would be obtained from a sale between a willing seller and a willing unaffiliated third party purchaser in an arms’ length transaction, (B) using standard valuation techniques and (C) without regard to any illiquidity or minority interest discount (collectively, the “In-Kind Value Determination Principles”). (x) The In-Kind Value Recipient shall be entitled to dispute the Manager’s determination of the fair market value of the in-kind interest by giving written notice to the Company within five (5) Business Days of receipt of the Manager’s proposal described in clause (i) above. If the In-Kind Value Recipient agrees in writing with the Manager’s determination of the fair market value of the in-kind interest or does not provide timely written notice of a dispute, such value shall be final, binding and non- appealable. (xi) In the event of a dispute, the Manager and the In-Kind Value Recipient disputing the Manager’s proposed valuation shall meet promptly to discuss any concerns and to negotiate in good faith with the objective of reaching an amicable resolution of such disagreement. If the Manager and the In-Kind Value Recipient are unable to reach an amicable resolution of their disagreement within thirty (30) Business Days of the In- Kind Value Recipient’s receipt of the Manager’s proposal described in clause (i) above (the “Resolution Period”), the Manager and the In-Kind Value Recipient shall mutually select an independent appraisal firm of nationally recognized reputation; provided, however, that if the Manager and the In-Kind Value Recipient fail or are unable to agree upon a mutually acceptable independent appraisal firm within fifteen (15) Business Days following the Resolution Period, the Manager and the In-Kind Value Recipient shall each, at its own cost and expense, promptly retain an independent appraisal firm of nationally recognized reputation, which two firms shall, in turn, select a third independent appraisal firm of nationally recognized reputation (any firm selected pursuant to this clause (iii), the “Appraiser”). The Appraiser shall be retained by the Company at its own cost and expense; provided, however, in the event that the fair market value of the in-kind interest as determined by the Appraiser represents less than a ten percent (10%) increase above the fair market value as proposed by the Manager pursuant to clause (i) above, the In-Kind Value Recipient shall pay or reimburse the Company for the full cost and expense of the Appraiser. (xii) The Appraiser shall be required to use its reasonable best efforts to complete its valuation work within ninety (90) Business Days of being retained. The

8 5108218-8 Appraiser shall determine the fair market value of the in-kind interest using the In-Kind Value Determination Principles and the Appraiser’s determination shall be final, binding and non-appealable absent manifest error. “In-Kind Value Recipient” means the recipient of an in-kind distribution pursuant to Section 6.5. “Interest” means the interest of a Member in the Company, including the right of such Member in the capital, profits and losses of, and Distributions from, the Company, and the right of such Member to any and all benefits to which such Member may be entitled under this Agreement. “Investment Account” means, as determined with respect to a Member that made Investment Contributions with respect to a Portfolio Company, an amount equal to the excess of (i) such Member’s Investment Contributions in respect of such Portfolio Company, over (ii) the sum of all Distributions made to such Member pursuant to Section 6.4(b)(i) and (iv) with respect to such Portfolio Company. “Investment Contribution” means, as determined with respect to a Portfolio Company, any Capital Contribution, the proceeds of which were used to fund an investment in such Portfolio Company and any expenses incurred directly in connection with such investment or related Distribution Event. “Liquidation Value” means, with respect to any Profit Units, the amount determined by either (x) the mutual agreement of HC2 and the holders of more than 50% of the class of Profit Units being appraised, or (y) the Manager, that the holder of such Profit Units would have been entitled to receive if, as of the date such Liquidation Value is to be calculated: (i) the Company sold each of the tangible Company Assets for its fair market value and immediately liquidated, (ii) the Company’s debts and liabilities were satisfied and (iii) the remaining proceeds of the liquidation were distributed in accordance with this Agreement. Notwithstanding the foregoing, in the event of a determination of Liquidation Value hereunder upon a Resignation Event or upon a Cause Event, the Liquidation Value determined hereunder shall take into account any minority or non- liquidity discounts (which discounts shall not result in a reduction in value of more than 20%) applicable to the Profit Units. “Liquidator” means (i) the Manager or (ii) such other Person who is appointed by the Manager in accordance with applicable law to take all actions related to the winding up of the Company’s business and the distribution of the Company’s assets. “LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18101, et seq., as it may be amended from time to time, and any successor to such statute. “Loss Event” means, as to any Portfolio Company, (i) such Portfolio Company becoming subject to a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, (ii) such Portfolio Company becoming subject to an involuntary petition regarding the foregoing that is not dismissed within 60 days after filing, (iii) such

9 5108218-8 Portfolio Company has depleted all of its cash and current assets and has determined not to, or has no reasonable prospects to, raise capital now or in the future, (iv) such Portfolio Company undergoes a Change of Control involving a monetization of the Company’s entire investment in the Company (and in any successor entity) for 100% cash consideration received directly by the Company in an amount that is less than the Company’s unrecovered direct cash investment in such Portfolio Company or (v) a reasonable determination by the Manager that the fair market value of such Portfolio Company is less than 50% of the Investment Account with respect to such Portfolio Company, the procedure for which determination shall be as follows: (A) The Manager shall provide written notice to the Members stating (1) the Manager has determined that a Loss Event has occurred because the fair market value of a Portfolio Company is less than 50% of the Investment Account with respect to such Portfolio Company, and (2) the Manager’s determination of the fair market value of such Portfolio Company. (B) Any Member shall be entitled to dispute the Manager’s determination of the fair market value of the Portfolio Company by giving written notice to the Company within five (5) Business Days after receipt of the Manager’s notice described in clause (A) above. If the Members agree in writing with the Manager’s determination of the fair market value of the Portfolio Company or no Member provides timely written notice of a dispute, such value shall be final, binding and non-appealable. (C) In the event of a dispute, the Manager and any Member(s) disputing the Manager’s determination shall meet promptly to discuss any concerns and to negotiate in good faith with the objective of reaching an amicable resolution of such disagreement. If the Manager and such Member(s) are unable to reach an amicable resolution of their disagreement within thirty (30) Business Days of the Manager’s determination described in clause (A) above (the “Loss Event Resolution Period”), the Company and such Member(s) shall mutually select an independent appraisal firm of nationally recognized reputation at the Company’s sole expense; provided, however, that if the Manager and such Member(s) fail or are unable to agree upon a mutually acceptable independent appraisal firm within fifteen (15) Business Days following the Loss Event Resolution Period, the Manager and the Member(s) shall each, at its own cost and expense, promptly retain an independent appraisal firm of nationally recognized reputation, which two firms shall, in turn, select a third independent appraisal firm of nationally recognized reputation (any firm selected pursuant to this clause (C), the “Loss Event Appraiser”). The Loss Event Appraiser shall be retained by the Company at its own cost and expense; provided, however, in the event that the fair market value of the Portfolio Company as determined by the Loss Event Appraiser represents less than a ten percent (10%) increase above the fair market value of such Portfolio Company as set forth in the written notice of the Manager pursuant to clause (A) above, the Member(s) shall bear the full cost and expense of the Loss Event Appraiser.

10 5108218-8 (D) The Loss Event Appraiser shall be required to use its reasonable best efforts to complete its valuation work to determine the fair market value of the Portfolio Company within ninety (90) Business Days of being retained. (E) The Company and the Members agree that the fair market value of the Portfolio Company shall be the value of the Portfolio Company as determined by the Loss Event Appraiser and agree that such value shall be final, binding and non-appealable, absent manifest error (it being understood that, if the value, as so determined, exceeds 50% of the Investment Account for the applicable Portfolio Company, no Loss Event shall be deemed to have occurred). “Major Action” means any decision, contract, agreements, or other material activity on the part of the Company (i) for the issuance of additional Interests, or rights to acquire additional Interests, to existing Members or new Members (including, but not limited to, any warrants, options, convertible debt or other instruments); (ii) that would have a material and adverse effect, and a materially disproportionate effect, on the rights or remedies of any Member; or (iii) the creation of any new Portfolio Company (including the contribution of a Portfolio Company by any Member to the Company). “Manager” has the meaning given in Section 4.1(a). “Maximum Pro Rata Portion” has the meaning given in Section 9.4(c). “Member” has the meaning given in the caption to this Agreement. “Member Nonrecourse Debt” means a nonrecourse debt of the Company within the meaning of Section 1.704-2(b)(4) of the Regulations. “Member Nonrecourse Deductions” means the items of loss, deduction, and expenditure attributable to Member Nonrecourse Debt within the meaning of Section 1.704-2(i)(2) of the Regulations. “Member Nonrecourse Debt Minimum Gain” has the meaning given the term “partner nonrecourse debt minimum gain” in Regulation § 1.704-2(i)(2). “Member Supermajority Approval” means the prior written consent of HC2 and the holders on the date hereof of a majority of the Class B Profit Units that are not held by HC2. “Members’ Estimated Tax Liability” has the meaning given in Section 6.6(a). “Net Losses” means, for each Fiscal Year or other period, an amount equal to the excess of (a) the Company’s items of loss and deduction for such year or other period over (b) the Company’s items of income and gain for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss and deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

11 5108218-8 (xiii) Any income of the Company that is exempt from federal income tax, and not otherwise taken into account in computing Net Losses, will be considered an item of income. (xiv) Gain or loss resulting from any disposition of any Company Asset with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of such asset, notwithstanding that the adjusted tax basis of such asset may differ from its Book Basis. (xv) Any increase or decrease to Capital Accounts as a result of any adjustment to the Book Basis of Company Assets pursuant to Regulations Section 1.704 1(b)(2)(iv)(f) shall constitute an item of income or loss, respectively. (xvi) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704 1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Losses, will be considered an item of deduction. (xvii) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account the Depreciation for the taxable year or other period as determined hereunder. (xviii) To the extent an adjustment to the adjusted tax basis of any of the Company Assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Losses. (xix) Notwithstanding any other provision set forth in subparagraphs (i) through (vi) above, any items of income, gain, loss or deduction which are specially allocated pursuant to Section 6.2 shall not be taken into account in computing Net Losses. For the avoidance of doubt, the amounts of items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.2 shall be determined by applying rules comparable to those set forth in subparagraphs (i)-(vi) above. “Net Profits” means, for each Fiscal Year or other period, an amount equal to the excess of (a) the Company’s items of income and gain for such year or other period over (b) the Company’s items of deduction and loss for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss and deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

12 5108218-8 (xx) Any income of the Company that is exempt from federal income tax, and not otherwise taken into account in computing Net Profits, will be considered an item of income. (xxi) Gain or loss resulting from any disposition of any Company Asset with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of such asset, notwithstanding that the adjusted tax basis of such asset may differ from its Book Basis. (xxii) Any increase or decrease to Capital Accounts as a result of any adjustment to the Book Basis of Company Assets pursuant to Regulations Section 1.704 1(b)(2)(iv)(f) shall constitute an item of income or loss, respectively. (xxiii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704 1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits, will be considered an item of deduction. (xxiv) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account the Depreciation for the taxable year or other period as determined hereunder. (xxv) To the extent an adjustment to the adjusted tax basis of any of the Company Assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits. (xxvi) Notwithstanding any other provision of this Paragraph, any items of income, gain, loss or deduction which are specially allocated pursuant to Section 6.2 of this Agreement shall not be taken into account in computing Net Profits. The amounts of items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.2 of this Agreement shall be determined by applying rules comparable to those set forth in subparagraphs (i)-(vi) above. “Non-Transition Year” means any Fiscal Year other than a Transition Year. “Officer” has the meaning given in Section 4.5(c). “Participating Member” has the meaning given in Section 9.4(a). “Partnership Representative” has the meaning in Section 4.5(d).

13 5108218-8 “Permitted Transfer” shall mean, in each instance, (i) any direct or indirect Transfer in or by HC2, or (ii) in the case of a Member that is a natural person, any Transfer by a Member in connection with bona fide estate planning purposes. “Person” or “person” means an individual, corporation, association, partnership, limited liability company, trust, joint venture, business trust or unincorporated organization or other entity or organization, or a Governmental Entity. “Portfolio Company” means any company in which the Company makes an investment. “Preferred Return” means, as determined with respect to a Member that made Investment Contributions with respect to a Portfolio Company, an amount, if any (but not less than zero), that, when combined with all prior distributions made to such Member pursuant to Section 6.4(b)(ii), yields a cumulative return of (i) with respect to unreturned Investment Contributions made prior to the Second A&R Agreement Effective Date, eight percent (8%) per annum compounded quarterly on such Member’s unreturned Investment Contributions and unpaid Preferred Return in respect of such Portfolio Company, until immediately prior to the Second A&R Agreement Effective Date, and (ii) from and after the Second A&R Agreement Effective Date, seven percent (7%) per annum compounded quarterly on such Member’s unreturned Investment Contributions and unpaid Preferred Return in respect of such Portfolio Company. “Proceeding” means (i) any pending or completed administrative or judicial action, audit, suit, hearing, claim, arbitration, mediation, review deposition or other proceeding, whether civil or criminal and (ii) any appeal or other administrative or judicial review of any item described in clause (i). “Profit Unit” means any unit to denominate a portion of a Member’s Interest, including any Class A Profit Unit or Class B Profit Unit. “Proposed Transfer Notice” has the meaning given in Section 9.4(a). “Purchase and Sale Agreement” has the meaning given in Section 9.4(a). “Regulations” means the regulations promulgated under the Code. “Required Accounting Standards” shall mean United States generally accepted accounting principles, consistently applied. “Reserve Account” means, as determined with respect to each of the Members immediately prior to any Distribution under Section 6.4(b) and without duplication of any amount of the Expense Account, the amount that would have been distributed to such Person with prior Distributions if Section 6.4(b)(v) did not apply (but solely to the extent of application of Section 6.4(b)(v)), reduced by the aggregate Distributions under Section 6.4(b)(iii)(B)(1) to such Person.

14 5108218-8 “Reserve Account Preferred Return” means, as determined with respect to each Member’s Reserve Account, an amount, if any (but not less than zero), that, when combined with all prior distributions made to such Member pursuant to Section 6.4(b)(iii)(B)(2), yields a cumulative return of seven percent (7%) per annum compounded quarterly on such Person’s unreturned Reserve Account and unpaid Reserve Account Preferred Return. “Reserves” means funds or other amounts set aside or otherwise allocated or designated for any reasonable and valid need of the Company other than investment and without duplication of the Full Year Fund, as reasonably determined by the Manager from time to time in accordance with, and subject to, the applicable provisions of this Agreement. “Resignation Event” means, with respect to DP or CEP, the resignation of his or her employment with the Employer other than for Good Reason. “SEC” has the meaning given in Section 7.7(a). “Second A&R Agreement Effective Date” means September 20, 2017. “SOA” has the meaning given in Section 7.7(a). “State Tax” means any Tax other than U.S. federal income Tax. “Subsidiary” means any entity directly or indirectly owned in whole or in part by the Company. “Tag-Along Interest” has the meaning given in Section 9.4(c). “Tag-Along Right” has the meaning given in Section 9.4(a). “Tag-Along Sale” has the meaning given in Section 9.4(a). “Tag-Along Transferee” has the meaning given in Section 9.4(a). “Tax” means any federal, state, county, local, franchise or foreign income, payroll, employment, excise, environmental, customs, franchise, windfall profits, withholding, social security (or similar), unemployment, real property, personal property (tangible or intangible), sales, use, transfer, registration, value added, gross receipts, net proceeds, turnover, license, ad valorem, capital stock, disability, stamp, leasing, lease, excess profits, occupational and interest equalization, fuel, severance, alternative or add- on minimum or estimated tax, charge, fee, levy, duty or other assessment, and other obligations of the same or of a similar nature to any of the foregoing due or claimed to be due by or to any governmental or quasi-governmental authority, including any interest, penalty or addition thereto, whether disputed or not. “Tax Distribution” has the meaning given in Section 6.6(a).

15 5108218-8 “Tax Distribution Rate” has the meaning given in Section 6.6(a). “Tax Proceeding” means any Proceeding to which the Company is a party if and when such Proceeding involves to any significant extent any issue or other matter (including, but not limited to, any adjustment to or other determination of any nexus, permanent establishment or item of income, gain, expense or loss) relating to (i) any U.S. federal, state or local income Tax, (ii) the Company’s obligation to withhold or collect any Tax if any Manager, Member, or Officer could be held personally liable for any failure to collect or withhold such Tax and/or (iii) any other domestic or foreign Tax if there is possibility that, as result of the Proceeding, any Member could either (A) become subject to Tax in a jurisdiction where such Member was not otherwise subject to Tax during the time period at issue or (B) through the issuance of a revised Schedule K-1 or other similar mechanism, any adjustment or other determination resulting from such Proceeding would flow through to and would be required to be taken into account on any separate domestic or foreign Tax return of any Member. “Transfer” has the meaning given in Section 9.1(a). “Transferee” has the meaning given in Section 9.1(b). “Transferred Interest” has the meaning given in Section 9.4(a). “Transition Year” means any Fiscal Year beginning on or before December 31, 2017. “Underpayment Amount” means, as determined with respect to a Member, (a) any “imputed underpayment” determined under Code Section 6225, (b) any similar or corresponding amount determined under any similar or corresponding provision of any State Tax, (c) any other similar or corresponding amount if and to the extent such amount represents the payment or collection of any Tax that would otherwise be paid or payable by such Member as a result of the pass-through (or similar treatment) of any item of Net Profit or Net Loss to such Member, and (d) any withholding, estimated or other Tax required by law to be withheld or paid by the Company with respect to or on behalf of such Member. “Without Cause” means, with respect to DP or CEP, the meaning ascribed to such term in his or her employment agreement with the Employer. Section 1.2 Terms Generally; Construction. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise expressly specified, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” unless such construction would lead to duplicate language. The terms “hereunder” “herein” and words of similar import shall mean this entire Agreement as a whole unless reference to a specific section of this Agreement is made. All references in this Agreement to a section or article shall mean a section or article of this Agreement, unless otherwise expressly specified. Any reference herein to a particular provision of the rule, law or regulation shall mean, such rule, law or regulation as amended and succeeded

16 5108218-8 from time to time. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person. The parties acknowledge that this Agreement has been negotiated by such parties and, accordingly, any principle of law that provides that any ambiguity in a contract or agreement shall be construed against the party that drafted such contract or agreement shall be disregarded and is expressly waived by all of the parties hereto. ARTICLE II General Provisions Section 2.1 Formation. One or more Persons has acted as the organizer or organizers of the Company by preparing, executing and filing with the Delaware Secretary of State the Certificate pursuant to the LLC Act, as such Certificate may have been or may be amended from time to time. The acts of such Persons are hereby authorized and ratified. The Manager and each Authorized Person are hereby designated as authorized persons, within the meaning of the LLC Act, to execute, deliver and file any amendments and/or restatements thereof and any other certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The execution by the Manager or any Authorized Person of any of the foregoing certificates (and any amendments and/or restatements thereof) shall be sufficient. Section 2.2 Name. The Company shall conduct its activities under the name of “Pansend Life Sciences, LLC”. Section 2.3 Term. The Company’s existence shall be perpetual, unless sooner dissolved, wound up or terminated in accordance with Article VIII of this Agreement or the LLC Act. Section 2.4 Purpose; Powers. (a) The purpose of the Company shall be to conduct and engage in lawful business activities as defined from time to time by the Manager and any other lawful business activities related or incidental thereto and to exercise all powers enumerated in the LLC Act necessary to the conduct, promotion or attainment of the purposes set forth herein and for the protection and benefit of the Company. (b) The Company is authorized and empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of its purposes and for the protection and benefit of the Company, including all acts and things permitted under the LLC Act and this Agreement. Section 2.5 Place of Business; Registered Office and Registered Agent. The Company shall maintain an office and principal place of business as determined from time to time by the Manager, or such other place as the Manager shall designate. The Manager shall give the Members reasonable prior notice of any change of the Company’s principal place of business. The Company shall maintain a registered office c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other office as is approved by the Manager. The name and address of the registered agent of the Company for service of

17 5108218-8 process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other agent and place in the State of Delaware as the Manager may from time to time determine. ARTICLE III Members Section 3.1 Name and Address. The name, address, current Capital Contributions and Profit Units of each of the Members as of the date of this Agreement are set forth on Schedule 3.1 hereto. Such Schedule shall be amended from time to time by the Manager to reflect the admission or withdrawal of a Member or the Transfer of Interests in accordance with the terms of this Agreement and other modifications to or changes in the information set forth therein. The Manager shall promptly distribute such amendments in writing to each of the Members. Section 3.2 Limitation of Liability. Subject to Section 3.3, each Member’s liability to the Company, to any other Member or to any other third party shall be limited to the maximum extent permitted by law. A Member shall not be personally liable for any indebtedness, liability or obligation of the Company, except that such Member shall remain liable for the payment of its Capital Contribution. Section 3.3 Liability of a Member to the Company. Except as otherwise expressly authorized by any provision of this Agreement, no Member is an agent of the Company solely by virtue of being a Member, and no Member has (or shall hold itself out as having) authority to sign, act for or bind the Company solely by virtue of being a Member, all of such powers being vested in the Manager and Authorized Persons (as set forth herein). Any Member that executes any document or instrument or otherwise takes any action to bind the Company in violation of this Section 3.3 shall be solely responsible for, and shall indemnify, defend and hold harmless the Company and each other Member against, any damage, loss, liability, or expense, including reasonable attorneys’ fees, as and when incurred, that the Company, or such other Member, as the case may be, may at any time become subject to or liable for by reason of the actions specified above. The provisions of this Section 3.3 shall survive the termination of this Agreement. Section 3.4 Action by Members Without a Meeting. Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing (including in electronic format), setting forth the action so taken, shall be signed by the Members who hold voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote thereon were present and voted and shall be delivered to the administrative office of the Company, or to an employee or agent of the Company. Section 3.5 Certain Duties and Obligations of the Members. (a) The Members shall take all action which may be reasonably necessary or appropriate (i) for the formation and continuation of the Company as a limited liability company under the laws of the State of Delaware, (ii) for the development, maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and

18 5108218-8 regulations, and (iii) to form or qualify the Company to conduct the business in which the Company is engaged under the laws of any other jurisdiction in which the Company does or seeks to do business and to continue in effect such formation or qualification, provided that no Member may form or qualify the Company in such jurisdiction without the prior written consent of the Manager. (b) No Member shall take any action so as to cause the Company to be classified for federal income tax purposes as an association taxable as a corporation and not as a partnership. (c) The provisions of this Agreement, to the extent that they restrict or reduce the duties and/or liabilities of a Member or the Manager otherwise existing at law or in equity (including under the LLC Act), shall replace the other duties and liabilities of such Member or Manager (as the case may be). Notwithstanding anything to the contrary contained in this Agreement and to the fullest extent permitted by the LLC Act, no Member or Manager, in his, her or its capacity as such, shall have any fiduciary duties to any other Member or other Person bound by this Agreement, and each Member hereby disclaims, eliminates, and shall not be liable under any circumstances for, any actual or claimed breach of any such duties of a Member, Manager or Authorized Person (or an agent of any of the foregoing). To the extent any individual serving as a Member, Manager or Authorized Person (or as an agent of any of the foregoing) has any liabilities or duties at law or in equity for service in such capacities, including fiduciary duties or any other standard of care, more expansive than those set forth in this Section 3.5, such liabilities and duties are hereby modified to the extent permitted under the LLC Act to those set forth in the second sentence of this Section 3.5(c). Wherever in this Agreement a Person is empowered to take or make a decision, direction, consent, vote, determination, election, action or approval, whether in such Person’s capacity as a Member, Manager or Authorized Person, such Person is entitled to consider, favor and further such interests and factors as it desires, including its own interests and the interests of its Affiliates, and has no duty or obligation to consider, favor or further any other interest of the Company, any Subsidiary or any other Member or Person. This Section 3.5(c) shall not eliminate the implied contractual covenant of good faith and fair dealing. Officers of the Company, in the performance of their duties as such, shall owe to the Company and the Members duties of loyalty and due care of the type owed by officers of a Delaware corporation to such corporation and its stockholders. To the fullest extent permitted by law, including Section 18-1101(e) of the LLC Act, no Member, Manager or Authorized Person shall be liable to the Company, any Member or any other Person bound by this Agreement for breach of fiduciary duties unless such Member, Manager or Authorized Person acted in bad faith or engaged in willful misconduct. (d) To the fullest extent permitted by applicable law from time to time in effect, the Company shall indemnify the Manager, each Officer (and each former Officer), each Member (and each former Member), and their respective representatives and agents (each, an “Indemnified Party”), hold each Indemnified Party harmless, and make advances for documented out-of-pocket expenses (including reasonable attorney’s fees and expenses) to such Indemnified Party with respect to any and all losses, claims, demands, liabilities, costs, damages, expenses (including, without limitation, reasonable attorneys’ fees and expenses) and causes of action imposed on, incurred by, asserted or threatened against or to which the Indemnified Party may otherwise become subject by reason of or in connection with any act or omission of the

19 5108218-8 Indemnified Party (or the Indemnified Party’s agents or employees), including any negligent act or omission, prior to, on or following the date hereof, for and on behalf of, or otherwise in connection with, the Company that the Indemnified Party reasonably believed was in furtherance of the interest of the Company, unless such act or omission constitutes fraud, gross negligence or intentional misconduct; provided, however, that the foregoing provisions shall not be construed to grant an Indemnified Party a right to be indemnified by the Company for actions brought by the Company for breach of, or otherwise to enforce the terms of, this Agreement or any employment or other agreement between the Company and such Person. The Indemnified Party shall, upon reasonable notice, furnish such information and proper assistance to the Company (at reasonable times that do not interfere with current employment and at the Company’s cost, as applicable) as the Company may reasonably require in connection with any such litigation or any litigation in which it or any of its subsidiaries or Affiliates is, or may become, a party, while such Indemnified Party is a party to this Agreement or relating to or arising out of a period during which such Indemnified Party had been a party to this Agreement. Section 3.6 Confidentiality. Unless otherwise determined by the Manager, each Member other than the Manager agrees (“Specified Party”) that it will not, whether during the period such person is a Member or after such party ceases to be a Member, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any third party or makes use of, directly or indirectly, any information (including, without limitation, information provided pursuant to Section 7.5 below), material or data of any kind, nature, or description that relates to the business of the Company and/or HC2 or any of their direct or indirect Affiliates that has not been disclosed by the Company and/or HC2 or their direct or indirect Affiliates to the general public (“Confidential Information”), except (i) if required or requested to be disclosed by judicial, arbitral or governmental order or process or operation of law, in which event the employee shall as soon as reasonably practicable, to the extent legally permissible, notify the Company of the requirement of disclosure and comply with any protective order or other limitation on disclosure obtained by the Company; (ii) in performance of the Specified Party’s duties on behalf of the Company; or (iii) to those authorized by the Company to know or required to know in the course of their employment and/or carrying out their duties on behalf of the Company. Confidential Information includes, solely by way of illustration and not limitation, financial plans; data; forecasts; strategic analyses; the names of borrowers, customers, clients and investors (prior, existing or prospective) and information provided by or relating to such borrowers, customers, clients and investors; financial and credit analyses; trade secrets or the working of any process, technology, invention or methods carried on or used by the Company and/or the HC2 or its direct or indirect subsidiaries; the terms of loans or potential loans; personnel information; and legal affairs. ARTICLE IV Management and Operation of the Company Section 4.1 Appointment, Resignation and Removal of the Manager. (a) Notwithstanding anything herein to the contrary and subject to the proviso at the end of this sentence, the full right, power, authority and discretion to conduct the business and affairs of the Company, and to do all things necessary to carry on the business of the Company, shall be vested in a manager (who may, but need not, be a Member; the “Manager”), acting alone and without the consent of any Member; provided, however, that, notwithstanding the foregoing or anything

20 5108218-8 to the contrary contained in this Agreement, (i) the Officers shall have, on a non-exclusive basis, responsibility and authority for the day-to-day operations of the Company to the extent the Manager has delegated duties to the Officers in accordance with Section 4.5, (ii) each of the Members shall have the right to take any action that this Agreement expressly authorizes such Member to take; and (iii) the Manager may not, (A) without obtaining the prior written consent of DP and CEP, modify or amend this Agreement in any manner that would have a material and adverse impact on DP or CEP, or (B) without obtaining prior Member Supermajority Approval, take any Major Action. (b) HC2 is hereby appointed as the Manager, and may only be removed or replaced as specifically provided in this Section 4.1(b). The Manager may be removed only by HC2. The Manager may resign as Manager by giving not less than 30 days written notice to each Member, and such resignation shall take effect at such time as is specified in such notice of resignation. Upon the removal or resignation of the Manager, the successor Manager shall be selected by HC2. The resignation or removal of the former Manager shall not affect such Manager’s rights as a Member, if any, and shall not constitute a withdrawal of a Member. Section 4.2 General Responsibilities of the Manager. Subject to the terms and conditions of this Agreement, the Manager shall have the power, authority and obligation to (i) manage the business and affairs of the Company in accordance with this Agreement, (ii) perform all other acts customary or incidental to the management of the Company, (iii) implement all Major Actions that have received Member Supermajority Approval, and (iv) discharge the Company’s obligations. Subject to the terms and conditions of this Agreement, the Manager is, to the extent of its rights and powers set forth in this Agreement, a “manager” of the Company within the meaning of Section 18-101 of the LLC Act for the purpose of conducting the Company’s business and the actions of the Manager taken in accordance with such rights and powers shall bind the Company. Section 4.3 Budget. At the Manager’s discretion, the Manager may request one or more of the Officers to prepare an annual budget for the Company. The Officers shall prepare such budget in accordance with the Manager’s request, and such Budget shall be subject at all times to the approval of and revision by the Manager in its sole discretion (such a budget approved by the Manager referred to herein as a “Budget”). Section 4.4 Additional Specified Rights of the Members. (a) Notwithstanding any provision of this Agreement to the contrary, the Manager shall not take or cause the Company or any Subsidiary to take any Major Action, without in each instance first obtaining Member Supermajority Approval. (b) In addition to other rights reserved or granted to the Members in this Agreement, each of the Members, for as long as such Person is a Member, and its agents and representatives shall have the right, at any time and from time to time, upon reasonable notice (which shall not be deemed to require notice of more than three Business Days) and during normal business hours to review the books and records required to be maintained under Article VII, but to the extent such books and records are to be made available to such Member in accordance with Article VII.

21 5108218-8 Section 4.5 Officers and Authorized Persons. (a) The Manager may designate one or more individuals as officers or agents of the Company, who may but need not have titles, and shall exercise and perform such powers and duties as shall be assigned and delegated to them from time to time by the Manager. Subject to Section 4.5(c), any such officer or agent (an “Authorized Person”) may be removed only by the decision of the Manager at any time, with or without cause. Each Authorized Person shall hold office until his or her successor is elected and qualified, unless earlier removed in accordance with this Section 4.5. Any number of offices may be held by the same individual. (b) The Authorized Persons, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Manager not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Authorized Persons taken in accordance with such powers shall bind the Company. (c) The Company hereby appoints the Persons set forth on Schedule 4.5(c) hereto as Authorized Persons with the officer titles set forth on such schedule (the Authorized Persons set forth on such schedule, as updated from time to time by the Manager, the “Officers”). The Company has entered into an employment agreement with such Officers (each, as may be amended from time to time, an “Employment Agreement”). The Officers shall have the non-exclusive right, power and authority, and the duty, to manage the day-to-day business and affairs of the Company in accordance with this Agreement, any delegation of authority by the Manager, and the terms of their respective Employment Agreements (to the extent an Employment Agreement is then in effect), and in each case in a manner consistent with the Budget. Each Officer shall be automatically removed as an Authorized Person of the Company immediately upon termination of his or her employment with the Employer. Each Officer, in its capacity as an Officer, accepts and agrees to perform its duties and undertake its responsibilities set forth in this Agreement and any reasonable delegation of authority by the Manager, and in all cases to act in good faith and in the best interests of the Company and (without limiting the generality of the foregoing) to exercise commercially reasonable efforts to carry out the intents and purposes if this Agreement. HC2 shall continuously maintain directors and officers insurance, with an amount of coverage and terms that are no less favorable for DP and CEP than the directors and officers insurance coverage in place for HC2 or any other subsidiaries of HC2, for the benefit of each DP and CEP, as current or former Officers and in respect of any current or former role at a Portfolio Company held by them in accordance with this Agreement. (d) The partnership representative (the “Partnership Representative”) shall act (i) with respect to a Transition Year, as the “tax matters partner” within the meaning of Code Section 6231(a)(7) (as in effect with respect to the Transition Year), (ii) with respect to a Non- Transition Year, as the “partnership representative” within the meaning of Code Section 6223 (as in effect with respect to the Non-Transition Year) and/or (iii) with respect to any Fiscal Year for purposes of a State Tax, in a capacity similar to any of the foregoing positions for purposes of the State Tax. No more than one Person at any time may serve as the Partnership Representative with respect to the same Tax in the same Fiscal Year. No Person shall be selected as the Partnership Representative with respect to a Fiscal Year, unless (i) for federal income Tax purposes in the case of a Transition Year, such Person is qualified to serve as the “tax matters partner” within the meaning of Code Section 6231(a)(7) (as in effect with respect to the Transition Year), (ii) for federal income Tax purposes in the case of a Non-Transition Year, such

22 5108218-8 Person is qualified to serve as the “partnership representative” within the meaning of Code Section 6223 (as in effect with respect to the Non-Transition Year) and (iii) in the case of any State Tax for any Fiscal Year, such Person is qualified to serve in the requisite capacity under the State Tax. During any time that a Partnership Representative is not also a Manager, the Partnership Representative shall act at all times only under the supervision of and at the direction of the Manager and, except as otherwise provided in this Agreement, the Partnership Representative shall not and shall not have the authority to bind the Company, any Manager, any Member or any Officer in any Proceeding. HC2 shall be the Partnership Representative. The Company shall pay for all expenses incurred by HC2 as the Partnership Representative. ARTICLE V Profit Units and Capital Contributions Section 5.1 Profit Units of the Company. Unless otherwise determined by the Manager, (x) Profit Units will not be certificated or issued to the Members, but will be recorded on the Company’s books and records and (y) Profit Units and Members shall have no voting, consent or approval rights, except to the extent set forth in this Agreement or required by non- waivable provisions of the LLC Act; it being understood that the management of the business affairs of the Company shall be vested in whole with the Manager in accordance with this Agreement. When a vote on any matter is required by the Members, each Member shall be entitled to one vote for each Class B Profit Unit held by such Member. The Profit Units held by each of the Members are set forth on Schedule 3.1. All Profit Units granted on February 25, 2014 shall be subject to vesting, cancellation and redemption as follows (with vesting for any future grants of Profit Units to be governed by the applicable grant document): (a) All Profit Units held by HC2 vested immediately as of February 25, 2014. (b) All Profit Units held by each of DP and CEP were fully vested as of February 25, 2019. (c) Upon a Cause Event or a Resignation Event with respect to DP or CEP, (i) the Company shall have the right and option, exercisable within six months of such Cause Event or Resignation Event, to redeem all of such Member’s Profit Units for a redemption price equal to the Liquidation Value of Profit Units (with such redemption to occur within a commercially reasonable time (and in no event later than 90 days) following finalization of price), and (ii) if all of a Member’s Profit Units are redeemed, the Person shall cease to be a Member. (d) Upon the death or Disability of DP or CEP, (i) the Company shall have the right and option, exercisable within six months of such death or Disability, to redeem all of such Member’s Profit Units for a redemption price equal to the Fair Market Value of such Profit Units (with such redemption to occur within a commercially reasonable time (and in no event later than 90 days) following finalization of price), and (ii) if all of a Member’s Profit Units are redeemed, the Person shall cease to be a Member. (e) The redemption price of any Profit Units redeemed under Section 5.1(c) or (d) shall be payable by the Company from Available Cash, to the extent thereof, that would otherwise be distributed pursuant to Section 6.4(b) or, at HC2’s option, HC2 shall have the right

23 5108218-8 and option to make an Expense Account Contribution to provide the Company with sufficient Available Cash necessary to consummate such redemption. (f) At the time of original grant, the Profit Units held by each of DP and CEP were intended to constitute the grant of a “partnership profits interest” for services provided or to be provided to or for the benefit of the Company, as contemplated by Revenue Procedure 93-27 as clarified by Revenue Procedure 2001-43 and such Profit Units shall be treated consistent therewith for federal income tax purposes. (g) To the extent the Manager from time to time appoints additional Officers in accordance with Section 4.5, and such additional Officers do not hold any Profit Units, then a majority of the Officers serving prior to such appointment may authorize the issuance and granting of additional Profit Units to such additional Officers and determine the number of Profit Units to be granted to each such additional Officer, provided that (i) such issuance (together with the admission of such individuals as additional Members) shall be subject in all events to the approval, not to be unreasonably withheld, of the Manager, (ii) no more than five (5) additional Profit Units in total (with respect to all such additional Officers) may be authorized by the Officers pursuant to this Section 5.1(g), and (iii) such Profit Units will be subject to the provisions of this Agreement with respect to Profit Units held by DP and CEP. Section 5.2 Capital Contributions. (a) The Members’ current Capital Contributions as of the date hereof are set forth on Schedule 3.1. Subject to Section 4.4(a), HC2 may make additional Capital Contributions to the Company from time to time as it deems necessary or desirable in its sole discretion. (b) In addition, to the extent HC2 or any of its Affiliates incurs any costs, losses, expenses, damages or liabilities arising out of its services to, or on behalf of, the Company (in HC2’s capacity as Manager or otherwise), HC2 shall be deemed to have made a Capital Contribution in the amount of such expenses at the time such costs, losses (for clarity, not including investment losses), expenses, damages, or liabilities are incurred. Except as provided herein, no Member may make any Capital Contribution unless such Capital Contribution is approved by the Manager. The Manager may permit certain but not all Members to make a Capital Contribution. (c) No Member shall be required to make a Capital Contribution except as expressly provided in this Agreement. Subject to Section 4.4(a), the Company may issue additional Interests to Members or third parties in accordance with the terms of this Agreement in exchange for Capital Contributions or other consideration, in such number, at such price and in such classes or series and upon such other terms as are approved by the Manager. Section 5.3 Priority and Return of Capital. No Member shall have priority over any other Member, whether for the return of a Capital Contribution or for Net Profits, Net Losses or a Distribution except as provided herein; provided, however, that this Section 5.3 shall not apply to any loan, guaranty, endorsement, collateral or other indebtedness (as distinguished from a Capital Contribution) given, made or incurred by a Member to the Company or any creditor of the Company or to any indebtedness of the Company to a Member in connection with any business transaction.

24 5108218-8 Section 5.4 Withdrawal or Reduction of Capital Contributions. Except as otherwise expressly provided in this Agreement, no Member shall be entitled to demand or receive the return of its Capital Contributions. Section 5.5 Capital Accounts. A Capital Account shall be maintained for each Member and each such account shall be kept in accordance with the provisions of Section 1.704- 1(b)(2)(iv) of the Regulations. Without limiting the foregoing, each Member’s Capital Account shall be (a) increased by the net value of each Capital Contribution made by such Member, allocations to such Member of the Net Profits and any other allocations to such Member of income pursuant to Section 6.2, and (b) decreased by the net value of each Distribution made to such Member by the Company, allocations to such Member of Net Losses and other allocations to such Member pursuant to Section 6.2. The Manager shall restate Capital Accounts upon any event for which such restatement is permitted pursuant to the Regulations promulgated under Code Section 704(b). Section 5.6 Transfers. Upon a permitted sale or other transfer of an Interest in the Company, the Capital Account of the Member transferring its Interest shall become the Capital Account of the Person to whom such Interest is sold or transferred in accordance with Section 1.704-1(b)(2)(iv) of the Regulations. Section 5.7 Deficit Capital Account. Notwithstanding anything to the contrary contained herein, no Member shall have any liability to restore all or any portion of a deficit balance in a Capital Account. A deficit balance in a Member’s Capital Account is not an asset of the Company. Section 5.8 Modifications. The manner in which Capital Accounts are to be maintained pursuant to this Agreement is intended to comply with the requirements of Section 704(b) of the Code. If the Manager determines in writing that the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Section 704(b) of the Code, then the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members. ARTICLE VI Allocations; Distributions Section 6.1 Allocations of Profits and Losses. For purposes of maintaining the Capital Accounts of the Company, Net Profits or Net Losses (or any items of Net Profits or Net Losses) for any tax year (or portion thereof) shall be allocated among the Members, to the extent possible, in such a manner as to cause the balance in the Capital Account of each Member, as adjusted to reflect the allocations provided hereunder and the allocations under Section 6.2, to be equal to (a) the aggregate amount of cash such Member would receive if the Company were liquidated and each asset of the Company were sold for an amount of cash equal to its respective Book Basis, all debt obligations were satisfied in accordance with their respective terms (limited with respect to each Company Nonrecourse Debt or Member Nonrecourse Debt to the Book Basis of the asset(s) securing such debt) and the remaining cash were distributed as provided in Section 6.4(b), minus (b) the sum of (i) the amount, if any, which each Member is or would be

25 5108218-8 obligated to contribute to capital in connection with a liquidation of the Company or otherwise in accordance with the Agreement or applicable law, (ii) such Member’s share of Company Minimum Gain, and (iii) such Member’s share of Member Nonrecourse Debt Minimum Gain. Section 6.2 Required Special Allocations. Notwithstanding the terms of Section 6.1: (a) Any Member Nonrecourse Deductions shall be specially allocated to the Member(s) that bear(s) the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Section 1.704- 2(i)(1) of the Regulations. Nonrecourse deductions shall be allocated among the Members in proportion to their economic interests. (b) Appropriate allocations of income, gain, loss or deduction shall be made to the extent required to comply with the “qualified income offset” provisions of Section 1.704- 1(b)(2)(ii)(d) of the Regulations, the Company “minimum gain chargeback” provisions of Section 1.704-2(f) of the Regulations, and the Member “minimum gain chargeback” provisions of Section 1.704-2(i)(4) of the Regulations, all issued pursuant to Section 704(b) of the Code. To the extent permitted by such Regulations, the allocations in such year and subsequent years shall be further adjusted so that the cumulative effect of all the allocations shall be the same as if all such allocations were made pursuant to Section 6.1 hereof without regard to Section 6.2(a) and this Section 6.2(b). (c) In the event any Member has a deficit Capital Account balance at the end of a Fiscal Year that is in excess of the sum of (i) the amount (if any) such Member is obligated to restore pursuant to the Agreement, and (ii) the amount (if any) such member is deemed to be obligated to restore pursuant to the Regulations, taking into account all other allocations and adjustments under this Agreement (made as if this Section 6.2(c) were not in this Agreement), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible. (d) Any Company Nonrecourse Deductions for a Fiscal Year shall be specially allocated to the Members in accordance with their Profits Percentages. Solely for purposes of determining a Member’s proportionate share of any excess nonrecourse liability of the Company, as described in Regulation § 1.752-3(a)(3), the Members’ interests in Company profits shall be deemed to coincide with their respective Profits Percentages. (e) Net Profits, Net Losses, income, gain, deductions and credits allocated to a Company interest transferred, issued, or reissued during a Fiscal Year shall be allocated to the Persons who were the holders of such Company interest during such Fiscal Year, using any method selected by the Manager to the extent permitted by the Code. Section 6.3 Tax Allocations; Code Section 704(c). (a) Except as otherwise provided for in this Section 6.3, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as the correlative item of book income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.2. In addition, in accordance with Code Section 704(c) and the Regulations thereunder, items of income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall,

26 5108218-8 solely for U.S. federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted tax basis of such property at the time of contribution to the Company for U.S. federal income tax purposes and its initial Book Basis at the time of contribution using an allocation method in accordance with applicable Regulations determined by the Partnership Representative. (b) In the event the Book Basis of any Company Asset is adjusted in accordance with the definition of Book Basis hereof, subsequent allocations of items of income, gain, loss, and deductions with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for U.S. federal income tax purposes and its adjusted Book Basis in a manner consistent with the principles of Code Section 704(c) and the applicable Regulations determined by the Partnership Representative. Section 6.4 Distributions. (a) Promptly following any Distribution Event with respect to a Portfolio Company, the Manager shall distribute or ensure the distribution of all Available Cash resulting or derived from or attributable to such Portfolio Company in accordance with this Section 6.4. At such times as the Manager makes or authorizes any Distributions, the Manager shall provide the Members with a statement setting forth in reasonable detail the manner in which the Distributions were calculated and determined. Notwithstanding any provisions to the contrary in this Agreement, the Company shall not make a Distribution if such Distribution would violate the LLC Act. (b) Distributions of Available Cash resulting or derived from or attributable to a Portfolio Company shall, subject to Sections 5.1(e), 6.6 and 8.3, be applied and distributed to the Members as follows: (i) First, to the Members who made Investment Contributions with respect to such Portfolio Company, pro rata in accordance with their respective Investment Accounts with respect to such Portfolio Company, until each such Investment Account has been reduced to zero; (ii) Second, to the Members in respect of the Preferred Return with respect to such Portfolio Company; (iii) Third, (A) to HC2, (1) first, until its Expense Account has been reduced to zero, and (2) thereafter, in respect of the Expense Account Preferred Return, and (B) to each of the Members, (1) first, until each Member’s respective Reserve Account has been reduced to zero, and (2) thereafter, in respect of each such Member’s Reserve Account Preferred Return; (iv) Fourth, in the case that any Loss Event has occurred with respect to any Portfolio Company, to the Members who made Investment Contributions with respect to each such Portfolio Company until, taking into account all other prior distributions made to such Members in respect of such Portfolio Company and all other prior distributions pursuant to this Section 6.4(b)(iv), such Members have recovered an amount equal to all realized losses, if any, to the Investment Account and Preferred Return in respect of such Portfolio Company; provided that, with respect to any Portfolio Company, in the case of any Loss Event described in clause

27 5108218-8 (v) of the definition thereof, the “realized loss” shall be deemed to equal the difference between (A) the sum of all Investment Accounts and Preferred Return of all Members at the time of the Distribution with respect to such Portfolio Company and (B) the fair market value of such Portfolio Company at the time of the Distribution as determined in accordance with the definition of Loss Event; (v) Fifth, to an escrow account of the Company for the sole purpose of funding all or any portion of the Full Year Fund to the extent not already funded; and (vi) Thereafter, (A) in the case of a Distribution of Available Cash resulting from or derived from or attributable to BeneVir Biopharm, Inc. (“BeneVir”), as determined by the Manager, to the Members, pro rata in accordance with their respective Class A Profit Units, and (B) in all other cases, Distributions shall be made in the following priority: (1) until the aggregate amount of Distributions made under Section 6.4(b) in respect of all Portfolio Companies (excluding BeneVir) equals $188,646,629, to the Members, pro rata in accordance with their respective Class A Profit Units, (2) then, 75% to HC2 and 25% to CEP, until the aggregate amount of Distributions made to CEP in respect to all Portfolio Companies other than BeneVir equals the aggregate amount of Distributions made to DP in respect to all Portfolio Companies other than BeneVir; and (3) then, to the Members, pro rata in accordance with their Class B Profit Units. The Members acknowledge and agree that the amount set forth in Section 6.4(b)(vi)(1) reflects the agreed upon fair market value of the Company as of the date of this Agreement (excluding BeneVir), which has been determined based on third party appraisals of the values of the Portfolio Companies (excluding BeneVir). (c) Any reference in this Agreement to a Distribution pursuant to this Section 6.4 or any subsection thereof shall, as the context requires, include a corresponding Distribution pursuant to Section 8.3(b). Section 6.5 Other Distribution Rules. All distributions of property in kind shall be made as Available Cash under and in accordance with Section 6.4 and/or Section 8.3, as applicable. Property distributed in kind shall be unencumbered and, for purposes of determining Available Cash, shall be treated as cash in an amount equal to its In-Kind Value. Except as explicitly provided under this Agreement or as otherwise required under the LLC Act, no Member shall be entitled to distributions of property other than cash. Section 6.6 Tax Distributions. (a) In the event that the cumulative amount of Distributions made to the Members pursuant to Section 6.4 hereof for any Fiscal Year of the Company is less than the Members’ Estimated Tax Liability at any time during such Fiscal Year, then the Manager shall, to the extent of the cash then available to the Company (after taking into account reasonable

28 5108218-8 reserves for anticipated future expenditures), make a Distribution (a “Tax Distribution”) to the Members not later than the date specified below, in an amount sufficient to cause the cumulative amount of Distributions made to the Members pursuant to Section 6.4 and this Section 6.6 with respect to such Fiscal Year to equal the following amounts as of the end of the calendar month preceding each of the following specified dates: (1) prior to the tenth day of April in an amount equal to 1/4 of the Members’ Estimated Tax Liability as of March 31; (2) prior to the tenth day of June in an amount equal to 1/2 of the Members’ Estimated Tax Liability as of May 31; (3) prior to the tenth day of September in an amount equal to 3/4 of the Members’ Estimated Tax Liability as of August 31; and (4) prior to the tenth day of January of the following Fiscal Year of the Company in an amount equal to the Members’ Estimated Tax Liability as of December 31 of the immediately preceding Fiscal Year of the Company. For purposes of this Section 6.6, the “Members’ Estimated Tax Liability” means the product of (i) the taxable income of the Company, determined without regard to any income, gain, loss or deduction attributable any “built-in gain” within the meaning of (and the elimination of any book-tax disparity related thereto pursuant to) Code section 704(c), for the then current Fiscal Year of the Company (except that the January distribution shall be for the prior Fiscal Year), as projected from time to time reasonably and in good faith by the Manager, multiplied by (ii) the Tax Distribution Rate, which amount shall be distributed among the Members pro rata in proportion to their respective estimated approximate allocable shares of such taxable income for such year, as so projected; provided, however, that the Tax Distribution payable to the Members for a Fiscal Year of the Company (or portion thereof) shall be reduced to reflect net losses and deductions (i.e., the excess of losses and deductions over income and gains) and credits allocated by the Company to the Members generally for U.S. federal income tax purposes in any and all earlier periods (except to the extent previously applied to reduce a Tax Distribution or to the extent the carryforward period for such losses or credits has expired). For purposes of this Section 6.6, the “Tax Distribution Rate” shall initially mean the approximate highest current marginal combined U.S. federal, state or local income tax rate applicable to an individual resident in New York, New York, taking into account the character of the income (such as ordinary income or capital gains). All amounts distributed to Members pursuant to this Section 6.5 shall be advances of amounts otherwise distributable to Members under the provisions of Article VI hereof, including a corresponding Distribution pursuant to Section 8.3(b). Notwithstanding the foregoing, no Tax Distributions shall be made in connection with the liquidation of the Company or with respect to any proceeds realized by the Company upon any transaction (other than in the ordinary course of business of the Company) at the time of or in connection with such liquidation. (b) Any Distributions under Section 6.6(a) to and any Underpayment Amount required by law to be withheld or paid by the Company with respect to or on behalf of or that is otherwise allocable to a Member shall be treated as an advance and offset against and shall reduce any amount otherwise distributable to a Member under Section 6.4(b), including a corresponding Distribution pursuant to Section 8.3(b). Promptly upon demand from the Company, a Member shall pay to the Company an amount equal to any Underpayment Amount (to the extent not previously offset against any Distributions under Section 6.4(b) or otherwise reimbursed to the Company by the Member) that the Company has withheld or paid with respect to such Member. Section 6.7 [Intentionally Omitted].

29 5108218-8 Section 6.8 Offset. The Company may offset all amounts owing to the Company by a Member against any other payments, including Distributions, to be made to such Member. Section 6.9 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to a return of its Capital Contribution, except as specifically set forth in this Agreement. ARTICLE VII Taxes; Books and Records; Information Section 7.1 Tax Filings, Elections and Cooperation. (a) The Manager shall, at the expense of the Company, cause to be prepared and filed all necessary federal, state and local income Tax returns for the Company (and each Subsidiary), which Tax returns shall be prepared, except as otherwise provided herein, in such manner (including, but not limited to, the making of any election or the taking of any position) as the Manager may determine in good faith to be in the best interests of the Members. Unless otherwise required by applicable law, the Company shall use the Fiscal Year as the Tax period on all income Tax returns. (b) The Company shall (i) use reasonable efforts to cause to be delivered within ninety (90) days after the end of each Fiscal Year (but in no event later than September 15 of the Fiscal Year immediately following each such Fiscal Year), a Schedule K-1 with respect to each such Fiscal Year to each Person that was a Member at any time during each such Fiscal Year; and (ii) make available to each Member such other information as may be necessary for the preparation of any Tax return for or including such Member or the making of any estimated Tax payment for on behalf of such Member (or if such Member is a flow-through entity for federal income Tax purposes, its direct or indirect owners). (c) With respect to each Non-Transition Year, to the maximum extent permitted by the Code, the Regulations and other applicable law, the Company shall make or cause to be made and shall maintain or cause to be maintained the following elections: (i) in the case of any Non-Transition Year with respect to which the Company is eligible to make an election under Code Section 6221(b), an election to apply Code Section 6221(b), and (ii) in the case of any Non-Transition Year with respect to which the Company fails or is ineligible to make an election under Code Section 6221(b), an election to apply Code Section 6226. (d) With respect to each Non-Transition Year, the Company shall take and shall cause to be taken any and all actions (including, but not limited to, the providing of all notices required under Code Section 6221(b)(1)(E) and all statements required under Code Section 6226(a)(2)) necessary to allow the making and maintenance of any election in accordance with Section 7.1(c). As determined by the Manager, the Company may apply any reasonable method for the purpose of determining (i) a Member’s share of any adjustment described in Code Section 6226(a)(2) (including, but not limited to, for the purpose of providing

30 5108218-8 any statement described in Code Section 6226(a)(2)) or for any other Tax purpose or (ii) the extent to which any Underpayment Amount has been withheld or paid by the Company with respect to or on behalf of or is otherwise attributable to a Member. Any determination under the preceding sentence shall be final and binding on the Company and all Members and neither the Company nor any Member shall take any position for any purpose that is inconsistent with such determination. (e) To the extent permitted by a State Tax, the Company shall take such actions as may be reasonably necessary to reduce, prevent or otherwise mitigate the Company’s liability for any Underpayment Amount under the State Tax, including, but not limited to, making elections similar to and in the same order of preference as the elections described in each of Section 7.1(c) and Section 7.1(d). (f) As determined by the Manager in good faith, the Company may elect in a timely manner pursuant to Code Section 754 and pursuant to any corresponding provisions of applicable state and local Tax laws to adjust the bases of the assets of the Company pursuant to Code Sections 734 and 743 and pursuant to any corresponding provisions of applicable state and local Tax laws. (g) Neither the Company, any Manager, any Officer, nor any Member shall take any action (including, but not limited to, the filing of any Tax return or the making of any election on or in connection with any Tax return) or permit or cause any action to be taken by or on behalf of the Company that would cause or otherwise result in: (i) the classification of the Company or any of its Affiliates as an association taxable as a corporation for any income Tax purpose, (ii) the exclusion of the Company from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of other applicable Tax law, (iii) the taking by any Member of any position for any purpose that is inconsistent with the treatment of such position on any U.S. federal income Tax return of the Company or any of its Affiliates, (iv) in the case of a Transition Year, the application of all or any portion of any of Code Sections 6221 through 6241, as in effect with respect to any Non- Transition Year, and (v) in the case of a Non-Transition Year, the amendment, revocation, lapse or termination of any election under Code Section 6221(b) or Code Section 6226, each as in effect with respect to the Non-Transition Year. (h) When and as requested by the Company, each Member, at the Company’s own expense, shall preserve and furnish to the Company all documents and information (including, but not limited to, any change in mailing address or other contact information, any change in residency for any Tax purpose, and any social security, employer identification or other taxpayer identification number), and shall take such other action (including, but not limited

31 5108218-8 to, a Member’s filing of one or more amended Tax returns) as may be necessary to enable the Company or the Manager (or any Person on behalf of the Company or the Manager) to (i) prepare, amend and/or file any Tax return (including, but not limited to, any making, amendment, rescission or revocation of any election on or with respect to any Tax return), (ii) eliminate, settle, limit, reduce, modify or otherwise determine any liability for any Underpayment Amount (including, but not limited to, any “imputed underpayment amount” under Code Section 6225(c)), (iii) register to do business, collect Tax, or comply with any similar prerequisite to doing business or conducting any other activity in any jurisdiction, or (iv) pursue, defend, settle or otherwise respond to any Proceeding. In the case of any Non-Transition Year with respect to which an election under Code Section 6226 (or under any other similar or corresponding provisions of any State Tax) is or will be in effect, each Member shall comply with all provisions of Code Section 6226 (and any other similar or corresponding provisions of any State Tax), including, but not limited to, taking such Member’s share of any adjustment under Code Section 6226 into account on any separate Tax return of such Member, the amendment of all Tax returns affected by such adjustment, and the payment of any increased or additional Tax resulting therefrom. (i) Without the consent of the Manager, which consent shall be at the reasonable discretion of the Manager, no Member shall take any action (including, but not limited to, converting from an entity described in Code Section 6221(b)(1)(C) to an entity not described in Code Section 6221(b)(1)(C) and any gift, bequest or other Transfer) that, either alone or in conjunction with any other action or other circumstance, can or will revoke, amend, terminate or otherwise adversely affect any election under Code Section 6221(b) or the Company’s present or future ability or eligibility to make any election under Code Section 6221(b). Section 7.2 Partnership Representative. (a) This Section 7.2 shall only apply with respect to Non-Transition Years and to any Tax Proceedings for any Non-Transition Year. (b) The Partnership Representative shall serve as the “partnership representative” within the meaning of Code Section 6223 and, if and to the extent permitted by an applicable State Tax, as the “partnership representative” or “tax matters partner” or in any other similar capacity for purposes of such State Tax. If the Partnership Representative for federal income Tax purposes cannot also serve in the capacity of a “partnership representative” or “tax matters partner” or in any other similar capacity for purposes of a State Tax, the Partnership Representative designated by the Manager for purposes of such State Tax shall act in such capacity for purposes of such State Tax (and only for purposes of such State Tax). (c) Within ten (10) days after the receipt of any notice from the Internal Revenue Service (or other Tax authority) relating to any Tax Proceeding, the Company shall mail or cause to be mailed a copy of such notice to each Member. Thereafter, the Company shall deliver or cause to be delivered to each Member in writing (or in such other form as may be necessary to preserve any applicable attorney-client privilege) a report setting forth in reasonable detail the status of the Tax Proceeding, no later than ten (10) days after the close of each calendar quarter or an occurrence of any significant change, progress or other development in the Tax

32 5108218-8 Proceeding (including, but not limited to, copies of all material written communications relating to the Tax Proceeding that the Company, any Manager or any Officer may send or receive). (d) Neither the Company, any Manager nor any Officer, either directly or through any of their respective Affiliates, shall take any material direct or indirect action or make any material decision with respect to any Tax Proceeding, any of Code Sections 6221 through 6241 (as in effect with respect to any Non-Transition Year) or any of Code Sections 6221 through 6234 (as in effect with respect to any Transition Year), unless (i) the Company has first given the Members written notice of the contemplated action or decision at least ten (10) Business Days prior to the taking such action or (ii) the Manager determines in good faith that obtaining the written consent of the Members in accordance with the immediately preceding clause would result, in the interim required to obtain such consent, in a default judicial or administrative judgment against the Company, any Manager, any Member or any of their respective Affiliates. Neither the Company, any Manager nor any Officer shall bind any Member to a settlement agreement with respect to any Tax without first obtaining the written consent of such Member. (e) To the extent permitted by a State Tax, the Company shall take such actions as may be reasonably necessary to reduce, prevent or otherwise mitigate the Company’s liability for any Underpayment Amount under the State Tax, including, but not limited to, making elections similar to and in the same order of preference as the elections described in each of Section 7.1(c) and Section 7.1(d). Section 7.3 Tax Matters Partner for Transition Years. (a) This Section 7.3 shall apply only with respect to Transition Years and to any Tax Proceedings for any Transition Year. All Code sections referenced in and other applicable Tax law otherwise relating to implementation of this Section 7.3 shall be applied as in effect with respect to a Transition Year. (b) The Partnership Representative shall serve as the “tax matters partner” within the meaning of Code Section 6231(a)(7) and, if and to the extent permitted by an applicable State Tax, as the “partnership representative” or “tax matters partner” or in any other similar capacity for purposes of such State Tax. If the Partnership Representative for federal income Tax purposes cannot also serve in the capacity of a “partnership representative” or “tax matters partner” or in any other similar capacity for purposes of a State Tax, the Partnership Representative designated by the Manager for purposes of such State Tax shall act in such capacity for purposes of such State Tax (and only for purposes of such State Tax). (c) Within ten (10) days after the receipt of any notice from the Internal Revenue Service (or other Tax authority) relating to any Tax Proceeding for a Transition Year, the Company shall mail or cause to be mailed a copy of such notice to each Member and shall take such action as may be necessary to cause each Member to become a “notice partner” within the meaning of Code Section 6231(a)(8). Thereafter, the Company shall deliver or cause to be delivered to each Member in writing (or in such other form as may be necessary to preserve any applicable attorney-client privilege) a report setting forth in reasonable detail the status of the Tax Proceeding, no later than ten (10) days after the close of each calendar quarter or an

33 5108218-8 occurrence of any significant change, progress or other development in the Tax Proceeding (including, but not limited to, copies of all material written communications relating to the Tax Proceeding that the Company, any Manager or any Officer may send or receive). (d) Neither the Company, any Manager nor any Officer, either directly or through any of their respective Affiliates, shall take any material direct or indirect action or make any material decision with respect to any Tax Proceeding, any of Code Sections 6221 through 6241 (as in effect with respect to any Non-Transition Year) or any of Code Sections 6221 through 6234 (as in effect with respect to any Transition Year), unless (i) the Company has first given the Members written notice of the contemplated action or decision at least ten (10) Business Days prior to the taking such action or (ii) the Manager determines in good faith that obtaining the written consent of the Members in accordance with the immediately preceding clause would result, in the interim required to obtain such consent, in a default judicial or administrative judgment against the Company, any Manager, any Member or any of their respective Affiliates. Neither the Company, any Manager nor any Officer shall bind any Member to a settlement agreement with respect to any Tax without first obtaining the written consent of such Member. Section 7.4 Survival. If a Person, in whole or in part, makes a Transfer of an Interest or otherwise ceases to be a Member (including, but not limited to, as a result of any redemption under Sections 5.1(c) or (d) and 9.3, any Permitted Transfer or other Transfer permitted under Section 9.1 or any abandonment of an Interest), then such Person shall remain obligated and subject to the terms and conditions of each of Section 6.6(b) and Sections 7.1 through 7.4, along with any other provisions of this Agreement necessary or ancillary to implementation of any of Section 6.6(b) and Sections 7.1 through 7.4, in the same manner as if such Transfer or cessation never occurred. Section 7.5 General Accounting Matters. On behalf of the Company, the Manager shall keep or cause to be kept books and records pertaining to the Company’s (and each Subsidiary’s) business showing all of its assets and liabilities, receipts and disbursements and all transactions entered into by the Company (or such Subsidiary). Such books and records, and all supporting data, of the Company (and each Subsidiary) shall be kept at the office of the Company and the Members and their representatives shall at all reasonable times have free access thereto for the purpose of inspecting or copying the same; provided that such inspection does not unreasonably interfere with the day-to-day operations of the Company and is for a purpose reasonably related to the Member’s Interest in the Company, is at reasonable times on reasonable notice, and the Manager may in its reasonable good faith judgment, if reasonably necessary in the best interest of all Members, refuse to provide access to information to the extent necessary to comply with any law or contract, to preserve legal privilege and/or safeguard commercially sensitive information. The Company’s (and each Subsidiary’s) books of account shall be kept on an accrual method of accounting and otherwise in accordance with the Required Accounting Standards. The quarterly financial statements of the Company shall be reviewed and the year end financial statements of the Company shall be audited, at the Company’s cost, by an independent third party accounting firm designated by the Manager. Without limiting the foregoing or the information available to HC2 under Section 7.6, the Company shall, at the Company’s cost, deliver the following financial information to each Member (i) no later than the dates set forth below, and (ii) in such form as reasonably requested by such Member to comply

34 5108218-8 with its or its Affiliates’ reporting obligations, which shall mean, at a minimum, that the financial information shall either be presented in accordance with the Required Accounting Standards or in a manner to permit such Member to convert such information into the Required Accounting Standards without incurring material cost or delay: (a) Monthly, unaudited management reports, within 14 days after the end of each month; (b) Quarterly unaudited consolidated financial statements of the Company and a management’s discussion and analysis of such financial statements, within 14 days after the end of each fiscal quarter; and (c) Annual consolidated financial statements of the Company and a management’s discussion and analysis of such financial statements, accompanied by the audit report of the auditor within 60 days after the end of each Fiscal Year; provided, however, that in the event that HC2 or its Affiliate reports financial results and financial position of the Company as a consolidated subsidiary, then the Company shall, at the Company’s cost, use commercially reasonable efforts to provide the foregoing financial information and access to HC2’s independent outside auditor on such shorter time frames as HC2 may reasonably specify taking into account HC2 and its Affiliates’ applicable periodic reporting obligations under the Exchange Act or otherwise reasonably requested. Section 7.6 Information. A Member may inspect during ordinary business hours and at the principal place of business of the Company the Certificate, this Agreement and any Tax returns of the Company for the immediately preceding three (3) Fiscal Years; provided that such inspection does not unreasonably interfere with the day-to-day operations of the Company and is for a purpose reasonably related to the Member’s Interest in the Company, is at reasonable times on reasonable notice, and the Manager may in its reasonable good faith judgment, if reasonably necessary in the best interest of all Members, refuse to provide access to information to the extent required to comply with any law or contract, to preserve legal privilege and/or safeguard commercially sensitive information. At the request of HC2 (and at the Company’s sole cost), the Manager will furnish promptly to HC2 and/or its representatives all information concerning the business and properties of the Company, including financial information, as HC2 and/or its representatives may reasonably request to comply with HC2 or its Affiliates’ disclosure obligations, including disclosure pursuant to any applicable securities laws (including HC2’s or its Affiliates’ reporting obligations under Sections 13(a) and 15(d) of the Exchange Act), any offering of such Person’s securities (including customary assistance in connection with underwritten offerings). At the request of any Member, the Manager will furnish promptly to such Member any disclosure required or requested by any Governmental Entity or in response to a valid request for information in a subpoena, court order or as otherwise required by applicable law. Section 7.7 Compliance. (a) The Company shall take all actions at the Company’s cost that HC2 may deem necessary or appropriate to enable the Company to satisfy its financial reporting obligations, including the applicable obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) pursuant thereto (collectively, as amended from time to

35 5108218-8 time, the “SOA”) and the other requirements of the SOA with respect to the Company, including establishing and maintaining adequate disclosure controls and procedures and internal controls over financial reporting, as such terms are defined in the SOA. (b) At the request of HC2, the Company shall, at the Company’s cost, provide HC2 with one or more certificates containing reasonable representations and warranties regarding the information provided to HC2 pursuant to this Agreement, including (a) that financial information was, as of the date presented, prepared in accordance with the Required Accounting Standards and applied on a consistent basis throughout the periods presented, and fairly presented in all material respects the financial position and consolidated results of the Company as of the date presented, (b) that all other information did not, as of the date provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (c) that the Company is in compliance with the requirements of Sections 302, 404 and 906 of the SOA. Section 7.8 Bank Accounts. All receipts, funds and income of the Company shall be deposited in the name of the Company in such banks or other financial institutions as are determined by the Manager. Withdrawals from said banks or other financial institutions (including the writing of checks or making wire transfers therefrom) shall be made only on signatures of Authorized Persons or other such person or persons as shall be authorized by the Manager. Section 7.9 Accounting Period. The accounting period of the Company shall be the Fiscal Year. ARTICLE VIII Dissolution Section 8.1 Dissolution. The Company shall be dissolved and subsequently terminated upon the occurrence, and only upon the occurrence, of the first of the following events: (a) decision of the Manager to dissolve and subsequently terminate the Company; or (b) the entry of a decree of judicial dissolution under the LLC Act. Section 8.2 Winding-up. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Liquidator. The Liquidator shall use its best efforts to reduce to cash and cash equivalent items such Company Assets as the Liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations. Section 8.3 Final Distribution. Upon winding up of the Company, the assets of the Company shall be distributed in the following manner and order: (a) first, to creditors, including Members who are creditors, to the extent permitted by law, in the order of priority as provided by law to satisfy the liabilities of the

36 5108218-8 Company whether by payment or by the establishment of adequate reserves, excluding liabilities for Distributions to Members pursuant to Article VI; and (b) thereafter, the remaining assets of the Company shall be applied and distributed to the Members in accordance with Section 6.4(b) and, to the extent applicable, Section 6.5. Section 8.4 Termination. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article VIII, and the existence of the Company shall have been terminated in the manner required by the LLC Act. The Liquidator (or Members if necessary) shall take all other actions as may be necessary to terminate the Company. Section 8.5 Claims of the Members. Current Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member or former Member. ARTICLE IX Transfer of Members’ Interests Section 9.1 Restrictions on Transfer of Company Interests. (a) Except for Permitted Transfers, no Member may, directly or indirectly, assign, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of all or any part of its Interest (or permit any of the foregoing to occur), including any direct or indirect interest (whether legal or beneficial) in such Member (any such assignment, sale, exchange, transfer, pledge, hypothecation or other disposition of an Interest or a direct or indirect interest in a Member being herein collectively called a “Transfer”) to any Person without the prior approval of the Manager; provided that, if such Transfer occurs following the death or Disability of a Member that previously held such Interest, such consent shall not be unreasonably withheld or delayed. In the event of a partial Transfer of an Interest that is effectuated in accordance with the provisions hereof, such Transferee shall, for the purposes of this Article IX, be treated, together with the Member who transferred such Interest to the Transferee, as a single entity, with such transferor Member having the authority to make elections and give notices hereunder on behalf of such transferor Member and Transferee. Any such partial Transferee will be bound by the elections made by such transferor Member. (b) Upon any Transfer of a Member’s Interest in the Company in compliance with this Article IX, the Person (the “Transferee”) to whom the Member’s Interest was Transferred shall be admitted as a Member upon the Transferee’s written acceptance and adoption of all of the terms and provisions of this Agreement and delivery to the Manager by the transferring Member and its Transferee of any other documents and instruments, including any legal opinions, reasonably requested by the Manager. For all purposes hereof, any reference to a Member shall be deemed to include any Transferee of such Member. (c) Without limiting the foregoing, no Transfer or substitution shall be recognized if the Manager reasonably believes that such Transfer or substitution would pose a

37 5108218-8 material risk that the Company will be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder. Section 9.2 Other Transfer Provisions. (a) Any purported Transfer by a Member of all or any part of its Interest in violation of this Article IX shall be null and void and of no force or effect. (b) Except as provided in this Article IX, no Member shall have the right to withdraw from the Company prior to its termination and no additional Member may be admitted to the Company unless approved by the Manager. In the event that a Member purports to resign as a Member, such Member shall not be entitled to receive any Distributions or fees and shall not otherwise be entitled to receive value for or in respect of its Interest except as otherwise expressly provided herein. Notwithstanding any provision of this Agreement to the contrary, a Member may not Transfer all or any part of its Interest if the Manager reasonably determines such Transfer would jeopardize the status of the Company as a partnership for federal income tax purposes, or would violate, or would cause the Company to violate, any applicable law or regulation, including any applicable federal or state securities laws or any document or instrument evidencing indebtedness of the Company secured by the Company Assets. (c) Concurrently with the admission of any substitute or additional Member in accordance with this Agreement, the Members shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a Transferee as a substitute Member in place of the Member Transferring its Interest, or the admission of an additional Member, all at the expense, including payment of any professional and filing fees incurred, of such substituted or additional Member. The admission of any person as a substitute or additional Member shall be conditioned upon such person or entity’s written acceptance and adoption of all the terms and provisions of this Agreement. (d) If any Interest of a Member is Transferred during any accounting period in compliance with the provisions of this Article IX, each item of income, gain, loss, expense, deduction and credit and all other items attributable to such Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying Interests during such period in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the Manager acting reasonably. All Distributions on or before the date of such Transfer shall be made to the transferor, and all Distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and Distributions, the Company shall recognize a Transfer on the date that the Manager receives notice of the Transfer which complies with this Article IX from the Member Transferring its Interest. (e) If a Member Transfers its Interest in accordance with this Agreement, then, at the election of such Member, the Company will make a Section 754 election under the Code. Section 9.3 Drag-Along Rights. (a) HC2 shall have the right to cause a Drag-Along Sale pursuant to this Section 9.3 at any time. HC2 shall use reasonable efforts to notify the other Members in writing not less than thirty (30) days prior to the proposed consummation of a Drag-

38 5108218-8 Along Sale. In the event of any such Drag-Along Sale, each Member other than HC2 (i) will consent to and raise no objections against a Drag-Along Sale or the process pursuant to which the Drag-Along Sale was arranged, (ii) sell all or part of (as applicable) its Interest pursuant to the terms and conditions of the Drag-Along Sale and (iii) shall promptly take all actions reasonably necessary to effectuate such Drag-Along Sale; provided that in the case of any Drag- Along Sale: (A) the terms and conditions of the Drag-Along Sale provide that the purchase of the Interests of each of the non-HC2 Members shall be upon terms and conditions not worse for each such non-HC2 Member than the terms and conditions of the purchase of the Interest of HC2; and (B) each non-HC2 Member shall not bear more than its proportionate share of the aggregate liability of all Members (except as to representations or warranties specific to a Member, such as title to a Member’s Interest or authority to dispose of such Interest) in any Drag-Along Sale (and in all events for no more than the consideration received by such Member in the Drag-Along Sale). (b) Upon the completion of a Drag-Along Sale, the Members will be entitled to receive all the amounts they would have received if the Company had sold all the Company Assets for the purchase price of the Drag-Along Sale and the proceeds of such sale were distributed in accordance with Section 8.3. Each Member will take all necessary and desirable actions as directed by HC2 in connection with the consummation of any Drag-Along Sale, including executing the applicable agreements. Each Member shall bear its respective portion of all transactions costs associated with such Drag-Along Sale in the ratio of their respective distribution amounts; provided that, in the event such Drag-Along Sale is not consummated, such costs shall be borne in their entirety by the Company. Section 9.4 Tag-Along Rights. (a) Exercise of Right. If HC2 proposes to make a direct or indirect Transfer of all or any of its Profit Units (together with any other Interest, if any, Transferred by HC2 in the same transaction, the “Transferred Interest”) to an unaffiliated third party (a “Tag-Along Transferee” and such transfer, an “HC2 Transfer”), HC2 shall deliver written notice (the “Proposed Transfer Notice”) to each of DP and CEP not later than thirty (30) days prior to the consummation of such HC2 Transfer. The Proposed Transfer Notice shall contain the material terms and conditions, including price and form of consideration of the proposed HC2 Transfer, the identity of the prospective Tag-Along Transferee and the intended date of the proposed HC2 Transfer. Each of DP and CEP shall have a right to Transfer his or her Profit Units in such HC2 Transfer (a “Tag-Along Right”) as set forth in this Section 9.4 and on the terms and conditions specified in the Proposed Transfer Notice, which shall be at least as favorable to DP and CEP as the terms and conditions applicable to HC2 with respect to its Profits Units. Each of DP or CEP may elect to exercise his or her Tag-Along Right (each, a “Participating Member”) by giving HC2 written notice to that effect within fifteen (15) days after the delivery of the Proposed Transfer Notice (the “Acceptance Notice”), and upon giving such notice such Participating Member shall be deemed to have effectively elected to exercise his or her Tag-Along Right (any such sale pursuant to this Section 9.4, a “Tag-Along Sale”). (b) Purchase and Sale Agreement. Each Participating Member and HC2 agree that the terms and conditions of any proposed HC2 Transfer in accordance with this Section 9.4 will be memorialized in, and governed by, a written purchase and sale agreement with the

39 5108218-8 prospective Tag-Along Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction (including tag along), and each Participating Member and HC2 further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Section 9.4 (c) Allocation of Sale. Each Participating Member may participate in such HC2 Transfer (and receive consideration in such HC2 Transfer in respect of such participation) by selling up to a percentage of the Participating Member’s Profit Units that are of the same class as the Profit Units being transferred by HC2 equal to the percentage of Profit Units being transferred by HC2 in such HC2 Transfer (the “Maximum Pro Rata Portion”). To the extent any Participating Member delivers an Acceptance Notice to HC2, HC2 shall cause the Tag-Along Transferee to purchase from such Participating Member a portion of such Participating Member’s Profit Units that are of the same class as the Profit Units being transferred by HC2 equal to the lesser of (i) such Participating Member’s Maximum Pro Rata Portion and (ii) the portion of such Participating Member’s Profit Units set forth in such Acceptance Notice (such lesser amount, the “Tag-Along Interest”). Such purchase from such Participating Member shall be at a purchase price equal to the portion of the Equity Value that would have been distributed to such Participating Member, solely with respect to its Tag-Along Interest, had the entire Equity Value of the Company been distributed pursuant to Section 8.3(b). The “Equity Value” of the Company shall be an amount equal to the aggregate amount that would have to be distributed pursuant to Section 8.3(b) to result in a distribution to HC2, solely with respect to the Transferred Interest, equal to the purchase price to be paid by the Tag-Along Transferee to HC2 for the Transferred Interest. (d) Purchase by HC2; Deliveries. Notwithstanding Section 9.4(b) above, if any prospective Tag-Along Transferee or Transferees refuse(s) to purchase any Tag-Along Interest from any Participating Member or Members, HC2 may not sell its Profit Units to such prospective Tag-Along Transferee or Transferees unless and until, simultaneously with such sale, HC2 purchases the Profit Units that the Participating Members would otherwise be able to sell pursuant to their Tag-Along Rights for the consideration provided in Section 9.4(c). Any such Profit Units transferred to HC2 will be transferred against payment therefor by HC2 of the consideration to which each Participating Member is entitled by reason of its participation in such sale. (e) Further Assurances. The Participating Member shall take all actions which HC2 deems reasonably necessary or desirable to consummate such Tag-Along Sale, including (i) entering into agreements with third parties which may include representations, indemnities, holdbacks and escrows; provided, that such agreements are on terms substantially identical or more favorable to such Participating Member than those agreed to by HC2; provided, further, that no Participating Member shall be liable in respect of any indemnification obligation pursuant to any Tag-Along Sale (1) to the extent relating to or in respect of representations, warranties or covenants applicable solely to any other Member or any other Person’s Interests or (2) in excess of the total consideration (net of broker fees and other selling expenses) paid to such Participating Member in such Tag-Along Sale (or, if lower, its pro rata share of any “cap” on indemnification obligations of all Members generally in such Tag-Along Sale); and (ii) using commercially reasonable efforts to obtain all consents and approvals reasonably necessary or desirable to consummate such transaction. Each of the Participating Members and HC2 shall

40 5108218-8 pay its pro rata share (based upon the portion of the proceeds from the Tag-Along Sale to which each is entitled) of any reasonable transaction costs associated with the sale other than the legal expenses and selling commissions of the other participants in the Tag-Along Sale. (f) Additional Compliance. If any proposed HC2 Transfer is not consummated within one hundred twenty (120) days after receipt of the Proposed Transfer Notice by each of DP and CEP, HC2 may not sell all or any portion of its Interest unless it first complies in full with each provision of this Section 9.4; provided, that in the event any regulatory approvals or clearances are required to be obtained or waiting periods thereunder are required to elapse in connection with such HC2 Transfer, such time period shall be extended until all such approvals and clearances have been obtained and such waiting periods have elapsed. The exercise or election not to exercise any right by DP or CEP hereunder shall not adversely affect his or her right to participate in any other proposed HC2 Transfers subject to this Section 9.4. ARTICLE X Miscellaneous Section 10.1 Representations and Covenants by the Members. Each Member represents, warrants, covenants, acknowledges and agrees that: (a) It is either (i) a corporation, limited liability company or partnership, as applicable, duly organized or formed and validly existing and in good standing under the laws of the state of its organization or formation or (ii) an individual; it has all requisite power and authority to enter into this Agreement, to acquire and hold its Interest and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement has been duly authorized. (b) This Agreement and all agreements, instruments and documents herein provided to be executed or caused to be executed by it are duly authorized, executed and delivered by and are and will be binding and enforceable against it. (c) Neither (i) the execution and delivery of this Agreement and the performance of its obligations hereunder nor (ii) the origination or acquisition by the Company or any Subsidiary of any Company investment will conflict with, result in a breach of or constitute a default (or any event that, with notice or lapse of time, or both, would constitute a default) or result in the acceleration of any obligation under any of the terms, conditions or provisions of any other agreement or instrument to which it (or any of its Affiliates) is a party or by which it (or any of its Affiliates) is bound or to which any of its (or any of its Affiliate’s) property or assets are subject, conflict with or violate any of the provisions of its organizational documents, or violate any statute or any order, rule or regulation of any Governmental Entity, that would materially and adversely affect the performance of its duties hereunder; such Member has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Member of its obligations hereunder.

41 5108218-8 (d) There is no Proceeding pending or, to its knowledge, threatened against it in any court or by or before any other Governmental Entity that would prohibit its entry into or performance of this Agreement. (e) This Agreement is a binding agreement on the part of such Member enforceable in accordance with its terms against such Member. (f) It has been advised to engage, and has engaged, its own counsel (whether in-house or external) and any other advisors it deems necessary and appropriate. By reason of its business or financial experience, or by reason of the business or financial experience of its own attorneys, accountants and financial advisors (which advisors, attorneys and accountants are not Affiliates of the Company or any other Member), it is capable of evaluating the risks and merits of an investment in the Interest and of protecting its own interests in connection with this investment. Nothing in this Agreement should or may be construed to allow any Member to rely upon the advice of counsel acting for another Member or to create an attorney-client relationship between a Member and counsel for another Member. (g) (i) each Person owning a 10% or greater interest in such Member (A) is not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (or any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing statute, executive order or regulation) and (B) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of U.S. law, regulation, or executive order of the President of the United States, and (ii) such Member has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. (h) It shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect and shall immediately notify the other Members in writing if it becomes aware that any of the foregoing representations, warranties or covenants are no longer true or have been breached or if the Member has a reasonable basis to believe that they may no longer be true or have been breached. Section 10.2 Arbitration. (a) Each of the Members agrees to arbitrate any controversy or claim arising out of this Agreement or otherwise relating to the Members’ Interests. (b) Any such controversy or claim shall be fully and finally resolved in confidential, binding arbitration to the fullest extent permitted by law. Such arbitration proceeding shall take place in the State of New York, City of New York, before a panel of three arbitrators in accordance with the applicable Rules of the American Arbitration Association (“AAA”) with substantial experience in the business of the Company. The arbitrators may grant specific performance in addition to monetary damages. The arbitrators shall not have the authority to modify or change any of the terms of this Agreement. Notwithstanding any provision of the Rules of the AAA to the contrary but subject to Section 10.15, each Member shall each be responsible for paying its, his, or hers attorney’s fees and costs in such arbitration to the fullest extent permitted by law. The arbitrators’ award shall be final and binding upon the parties.

42 5108218-8 (c) If any portion of this arbitration provision is determined by a court of competent jurisdiction to be unenforceable, such determination will not affect the remainder of this arbitration provision. If, however, a court of competent jurisdiction determines that a party’s claim is not arbitrable, then the parties waive, to the fullest extent permitted by law, their right, if any, to a trial by jury of any such claim arising out of or in connection with this Agreement or each Member’s Interest. Section 10.3 Equitable Relief. The Members hereby confirm that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall (in addition to remedies at law) be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of a Member aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention of this Section 10.3 to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise and that the mention herein of any particular remedy shall not preclude a Member from any other remedy it or he might have, either in law or in equity. Section 10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, the Company is formed pursuant to the LLC Act, and the rights and liabilities of the Members shall be as provided therein, except as herein otherwise expressly provided. Section 10.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns. Section 10.6 Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Member or Manager at its address (including via electronic mail) or facsimile number shown either in the Company’s books and records or on Schedule 3.1 hereto. Each such notice shall be effective (i) if given by facsimile or electronic mail, upon transmission, (ii) if given by mail, on the 4th day after deposit in the mails (certified or registered return receipt requested) addressed as aforesaid, (iii) if given by overnight courier service, when received and (iv) if given by any other means, when delivered to and receipted for at the address of such Member or Manager specified as aforesaid. Section 10.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. In addition, the parties may execute this Agreement by telecopy, other facsimile machine, pdf or other electronic method and such signature shall be deemed an original. Section 10.8 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter hereof.

43 5108218-8 Section 10.9 Amendments. Any amendment or modification to this Agreement shall be effective if and only if such amendment is evidenced by a written instrument duly executed and delivered by HC2 and such other Member or Members, if any, as required pursuant to Section 4.1, and shall be effective from and after such execution and delivery. Section 10.10 Waivers. No waiver of any breach of any term of this Agreement shall be effective unless made in writing signed by the party against whom enforcement of the waiver is sought, and no such waiver of any breach of that term or any other term of the same or different nature shall be construed as a waiver of any subsequent breach of that term of the same or different nature. Section 10.11 Severability. It is the express intention of the parties that the agreements contained herein shall have the widest application possible. If any agreement contained herein is found by a court having jurisdiction to be unreasonable in scope or character, the agreement shall not be rendered unenforceable thereby, but rather the scope or character of such agreement shall be deemed reduced or modified with retroactive effect to render such agreement reasonable and such agreement shall be enforced as thus modified. If the court having jurisdiction will not review the agreement, then the parties shall mutually agree to revise the unenforceable provision to as close as permitted by law to the provision declared unenforceable. The parties further agree that in the event a court having jurisdiction determines, despite the express intent of the parties, that any portion of any covenant or agreement contained herein is not enforceable, the remaining provisions of this Agreement shall nonetheless remain valid and enforceable. Section 10.12 No Partition. The Members hereby waive any right of partition they may have with respect to any assets of the Company, now existing or hereafter acquired. Section 10.13 Exhibits and Schedules. The Schedules and Exhibits attached hereto are hereby incorporated herein and made a part of this Agreement. Section 10.14 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement. Section 10.15 Cumulative Remedies; Prevailing Party. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law or otherwise. If any Member seeks judicial enforcement of its rights under this Agreement, the prevailing party in any such action shall be entitled to recover its costs incurred in such action, including reasonable attorneys’ fees. Section 10.16 Rules of Construction. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof. This Agreement is not subject to the principle of construing its meaning against the party that drafted it, and each Member acknowledges that it was represented by its own counsel in connection with its negotiation and drafting. Wherever in this Agreement the Manager or any Member is permitted or required to make a decision or determination (including any direction, vote, election, action, consent or approval), (i) the Manager or Member may make that decision or

44 5108218-8 determination in its sole and absolute discretion (except as otherwise expressly provided herein), and (ii) without limiting the generality of the foregoing, in making such decision or determination, the Manager or Member is entitled to consider, favor and further only such interests and factors as it desires, including its own interests, and has no duty or obligation to consider, favor or further any other interest of the Company, any Subsidiary or any other Member. Section 10.17 No Third Party Beneficiaries. No provision of this Agreement (including any obligation of any Member to make Contributions) shall be interpreted as bestowing any rights whatsoever upon any third party. Section 10.18 Time of the Essence. Time is of the essence as to the parties’ obligations under this Agreement. [Remainder of Page Intentionally Left Blank]

Schedule 3.1

Members; Capital Contributions; Profit Units

Member	Capital Contribution and Reserve Account	Profit Units	
		Class A Profit Units	Class B Profit Units
HC2 Holdings 2, Inc.	$60,400343.61	75	75
David Present	$300,000	15	12.5
Cherine Eldumiati Plumaker	$200,000	10	12.5
Total	$60,353,338	100	100

Schedule 3.1 – Page 1

5108218-8

Schedule 4.5(c) – Page 1 5108218-8 Schedule 4.5(c) Initial Officers Name Title 1. David Present President, Partner 2. Cherine Eldumiati Plumaker Vice President, Partner